                                                                     Exhibit 4.1

                                                                  EXECUTION COPY




                                TRUST INDENTURE



                                      among



                         TENASKA GEORGIA PARTNERS, L.P.,
                                   as Issuer,



                            THE CHASE MANHATTAN BANK,
                               as Depositary Bank,



                                       and



                            THE CHASE MANHATTAN BANK,
                                   as Trustee



                 ---------------------------------------------


                          Dated as of November 1, 1999


                 ---------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page


                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION;
                    INDENTURE TO CONSTITUTE CONTRACT; AGENCY
Section 1.1       Defined Terms..................................................................................2
Section 1.2       Principles of Construction.....................................................................6
Section 1.3       Indenture to Constitute Contract...............................................................6
Section 1.4       Conflict with Trust Indenture Act..............................................................6


                                   ARTICLE II

                                    THE BONDS

Section 2.1       Authorization, Amount, Terms and Issuance of Bonds.............................................6
Section 2.2       Authorization and Terms of the Initial Bonds...................................................6
Section 2.3       Additional Bonds...............................................................................8
Section 2.4       Record Dates..................................................................................10
Section 2.5       Form of Bonds.................................................................................10
Section 2.6       Maintenance of Offices and Agencies...........................................................12
Section 2.7       Transfer and Exchange of Bonds................................................................14
Section 2.8       Execution.....................................................................................20
Section 2.9       Authentication and Delivery...................................................................21
Section 2.10      Mutilated, Destroyed, Lost or Stolen Bonds....................................................21
Section 2.11      Temporary Bonds...............................................................................22
Section 2.12      Cancellation and Destruction of Surrendered Bonds.............................................22
Section 2.13      Officers' Certificates and Opinions of Counsel................................................22
Section 2.14      Form of Certificates and Opinions Delivered to Trustee........................................23
Section 2.15      Delivery of Certificates to Rating Agencies...................................................23


                                   ARTICLE III

                               REDEMPTION OF BONDS

Section 3.1       Redemption at the Option of the Partnership or the Holders....................................24
Section 3.2       Mandatory Redemption..........................................................................24


Section 3.3       Redemption Account............................................................................25
Section 3.4       Notice of Redemption..........................................................................25
Section 3.5       Bonds Payable on Redemption Date..............................................................26
Section 3.6       Selection of Bonds to be Redeemed.............................................................27
Section 3.7       Bonds Redeemed in Part........................................................................27


                                   ARTICLE IV

                                    COVENANTS

Section 4.1       Covenants.....................................................................................28


                                    ARTICLE V

                          ACCOUNTS AND PROJECT REVENUES

Section 5.1       Establishment of Indenture Accounts...........................................................28
Section 5.2       Payments into Construction Interest Account; Application of Monies in
                  Construction Interest Account.................................................................28
Section 5.3       Payments into Bond Payment Account............................................................28
Section 5.4       Application of Funds in Interest Sub-Account and Principal Sub-Account........................29
Section 5.5       Investment of Monies in the Accounts..........................................................29
Section 5.6       Monies to be Held in Trust....................................................................29
Section 5.7       Dominion and Control..........................................................................29


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

Section 6.1       Representations and Warranties................................................................30


                                   ARTICLE VII

                           EVENTS OF DEFAULT; REMEDIES

Section 7.1       Events of Default.............................................................................30
Section 7.2       Remedies Upon an Event of Default.............................................................30
Section 7.3       Judicial Proceedings Instituted by Trustee....................................................32
Section 7.4       Control by Holders............................................................................34
Section 7.5       Waiver of Defaults and Events of Default......................................................34
Section 7.6       Limitation on Suits by Holders................................................................34

Section 7.7       Undertaking to Pay-Court Costs................................................................35
Section 7.8       Unconditional Right to Receive Payment........................................................35
Section 7.9       Application of Monies Collected by Trustee....................................................35
Section 7.10      Waiver of Appraisement, Valuation, Stay and Right to Marshalling..............................36
Section 7.11      Remedies Cumulative; Delay or Omission Not Waiver.............................................37
Section 7.12      The Collateral Agency Agreement...............................................................37


                                  ARTICLE VIII

                                 ACTS OF HOLDERS

Section 8.1       Acts of Holders...............................................................................37
Section 8.2       Purposes for Which Holders' Meeting May Be Called.............................................39
Section 8.3       Call of Meetings by Trustee...................................................................39
Section 8.4       The Partnership and Holders May Call Meeting..................................................40
Section 8.5       Persons Entitled to Vote at Meeting...........................................................40
Section 8.6       Determination of Voting Rights: Conduct and Adjournment of Meeting............................40
Section 8.7       Counting Votes and Recording Action of Meeting................................................41
Section 8.8       Bonds Owned by Certain Persons Deemed Not Outstanding.........................................41
Section 8.9       Right of Revocation of Action Taken; Acts of Holders Binding..................................42


                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

Section 9.1       Amendments and Supplements to Indenture Without Consent of Holders............................42
Section 9.2       Amendments and Supplements to Indenture With Consent of Holders...............................43
Section 9.3       Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel.................43
Section 9.4       Effect of Supplemental Indentures.............................................................43
Section 9.5       Reference in Bonds to Supplemental Indentures.................................................43


                                    ARTICLE X

                     SATISFACTION AND DISCHARGE; DEFEASANCE

Section 10.1      Satisfaction and Discharge of Indenture.......................................................44
Section 10.2      Defeasance....................................................................................44
Section 10.3      Survival of Obligations.......................................................................47
Section 10.4      Application of Trust Money....................................................................47
Section 10.5      Unclaimed Monies..............................................................................47

Section 10.6      Indemnity for US Government Obligations.......................................................47
Section 10.7      Reinstatement.................................................................................47


                                   ARTICLE XI

                                   THE TRUSTEE

Section 11.1      Certain Duties and Responsibilities of Trustee................................................48
Section 11.2      Certain Rights of Trustee.....................................................................49
Section 11.3      Notice of Default.............................................................................50
Section 11.4      Not Responsible for Recitals or Issuance of Bonds.............................................50
Section 11.5      May Hold Bonds................................................................................51
Section 11.6      Monies Held in Trust..........................................................................51
Section 11.7      Compensation; Reimbursement; Indemnification..................................................51
Section 11.8      Eligibility...................................................................................51
Section 11.9      Resignation and Removal; Appointment of Successor.............................................52
Section 11.10     Acceptance of Appointment by Successor Trustee................................................53
Section 11.11     Merger Conversion or Succession to Business...................................................53
Section 11.12     Authorization.................................................................................54
Section 11.13     Consequential Damages.........................................................................54


                                   ARTICLE XII

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 12.1      Names and Addresses of Holders................................................................54


                                  ARTICLE XIII

                               THE DEPOSITARY BANK

Section 13.1      Procedures Governing Indenture Accounts.......................................................54
Section 13.2      Appointment of Depositary Bank; Powers and Immunities.........................................55
Section 13.3      Reliance by Depositary Bank...................................................................56
Section 13.4      Court Orders..................................................................................57
Section 13.5      Resignation or Removal........................................................................57
Section 13.6      Expenses; Indemnification; Fees...............................................................58

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

Section 14.1      Third Party Beneficiaries.....................................................................58
Section 14.2      Severability..................................................................................58
Section 14.3      Substitute Notice.............................................................................58
Section 14.4      Notice to Rating Agencies.....................................................................58
Section 14.5      Notices.......................................................................................58
Section 14.6      Successors and Assigns........................................................................59
Section 14.7      Section Headings..............................................................................59
Section 14.8      Counterparts..................................................................................59
Section 14.9      Governing Laws; Submission to Jurisdiction....................................................59
Section 14.10     Legal Holidays................................................................................60
Section 14.11     Limitation of Liability.......................................................................60
Section 14.12     Entire Agreement..............................................................................60
Section 14.13     Survival......................................................................................61
Section 14.14     All Payments in US Dollars....................................................................61


SCHEDULE I                 AMORTIZATION OF PRINCIPAL
SCHEDULE II                ACCOUNT INFORMATION
SCHEDULE III               NOTICE ADDRESSES
EXHIBIT A                  FORM OF FACE OF SECURITY
EXHIBIT B                  FORM OF TERMS AND CONDITIONS OF BONDS
EXHIBIT C                  FORM OF TRANSFER
EXHIBIT D                  FORM OF TRANSFER RESTRICTION LEGEND
EXHIBIT E                  FORM OF RULE 144A TRANSFER CERTIFICATE
EXHIBIT F                  FORM OF RULE 144A EXCHANGE CERTIFICATE
EXHIBIT G                  FORM OF REGULATION S TRANSFER CERTIFICATE
EXHIBIT H                  FORM OF RULE 144 TRANSFER CERTIFICATE
EXHIBIT I                  FORM OF ACCREDITED INVESTOR TRANSFER CERTIFICATE
EXHIBIT J                  FORM OF REGULATION S EXCHANGE CERTIFICATE
EXHIBIT K                  FORM OF ACCREDITED INVESTOR EXCHANGE CERTIFICATE

                                 TRUST INDENTURE


         This TRUST INDENTURE, dated as of November 1, 1999 (this "Indenture"), among TENASKA GEORGIA PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), The Chase Manhattan Bank, a bank organized and duly existing under the laws of New York, as trustee (in such capacity, together with its successors in such capacity, the "Trustee"), and The Chase Manhattan Bank, a bank organized and duly existing under the laws of New York, as depositary bank (in such capacity, together with its successors in such capacity, the "Depositary Bank").

                              W I T N E S S E T H:

         WHEREAS, the Partnership proposes to develop, construct and operate a nominally rated 936 MW natural gas fired simple-cycle electric generating plant in Heard County, Georgia (the "Project");

         WHEREAS, the Partnership has duly authorized the creation of bonds, debentures, promissory notes or other evidences of indebtedness to be issued in one or more series (the "Bonds") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture; and the Partnership has duly authorized the execution and delivery of this Indenture to secure the Bonds and to provide for the authentication and delivery thereof by the Trustee;

         WHEREAS, the Partnership wishes to secure the payment of the principal of, premium, if any, and interest on all the Bonds authenticated and delivered under this Indenture and issued by the Partnership and the performance of the covenants therein and herein contained and to mortgage, pledge and assign substantially all of its assets, including the proceeds of the sale of the Bonds to the Trustee pursuant to this Indenture;

         WHEREAS, all obligations of the Partnership under this Indenture shall be secured as set forth in this Indenture and the other Security Documents; and

         WHEREAS, all acts necessary to make this Indenture and the other Security Documents valid instruments, in accordance with its and their terms, have been done.

         NOW, THEREFORE, in consideration of the premises and of the purchase of the Bonds by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest on all the Bonds from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Bonds are secured, the Partnership has granted certain security interests as provided in the other Security Documents and hereby grants, bargains, mortgages, sells, releases, conveys, assigns, transfers, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, all right, title and interest of the Partnership in and to the Indenture Accounts (including any and all funds contained therein or hereafter delivered to the Trustee for deposit therein), including, in each case, all funds received and the right to receive funds thereunder;

         TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby given, granted, pledged and assigned or agreed or intended so to be, unto the Trustee, and its successors in such trust and to it and its assigns forever;

         IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Bonds;

         PROVIDED, HOWEVER, that if the right, title and interest of the Trustee in and to the Indenture Accounts shall have ceased, terminated and become void in accordance with Article X hereof, then and in that case, subject to the provisions of Article X, this Indenture and the estate and rights hereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge this Indenture and execute and deliver to the Partnership such instruments as the Partnership shall require to evidence the discharge hereof; otherwise this Indenture shall be and remain in full force and effect; and

         THE PARTIES HEREBY COVENANT AND AGREE AS FOLLOWS:


                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION;
                    INDENTURE TO CONSTITUTE CONTRACT; AGENCY


         Section 1.1 Defined Terms. (a) For all purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meaning set forth in Appendix A to the Common Agreement.

                  (b) The following terms shall have the following respective meanings:

         "Act" when used with respect to any Holder, shall have the meaning given that term in Section 8.1 (Acts of Holders).

         "Accredited Investors" shall have the meaning given to that term in
Section 2.5.4 (Bonds Sold to Institutional Accredited Investors).

         "Additional Bonds" shall mean Bonds issued, authenticated and delivered in accordance with the provisions of Section 2.3 hereof.

         "Agent Members" shall have the meaning given to that term in Section 2.5.5(a) (Depositary).

         "Applicable Procedures" shall have the meaning given to that term in
Section 2.7.2(a) (Transfers and Exchanges of Global Bonds and Beneficial Interests Therein).

         "Authenticating Agent" shall have the meaning given to that term in
Section 2.6.2 (Authenticating Agent).

         "Authorized Agent" shall have the meaning given to that term in Section 2.6.3(a) (Authorized Agents Generally).

         "Bond Register" shall have the meaning given to that term in Section 2.6.1(a) (Registrar and Paying Agent).

         "Certificated Bonds" shall mean a Bond issued in certificated form to a Person other than the Depositary.

         "Covenant Defeasance Option" shall have the meaning given to that term in Section 10.2(a)(ii) (Defeasance).

         "Defeasance Deposit" shall have the meaning given to that term in
Section 10.2(d) (Defeasance).

         "Depositary Bank" shall have the meaning given to that term in the preamble to this Indenture.

         "DTC Letter of Representations" shall mean the Letter of Representations, dated the date hereof, among the Partnership, DTC and the Trustee.

         "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated November 10, 1999, between the Partnership and the Initial Purchasers.

         "Executive Review Committee" shall mean the executive review committee of the Partnership.

         "Federal Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time.

         "Global Bonds" shall have the meaning given to such term in Section
2.5.3 (Bonds Sold Pursuant to Regulation S).

         "Indenture Accounts" shall have the meaning given to that term in
Section 5.1 (Establishment of Indenture Accounts).

         "Indenture Collateral" shall have the meaning given to that term in
Section 7.2 (Remedies Upon an Event of Default).

         "Initial Bond" or "Initial Bonds" shall mean any of the $275,000,000 Tenaska Georgia Partners, L.P. 9.50% Senior Secured Bonds Due 2030, issued by the Partnership.

         "Involuntary Buy-Out Event" shall mean any Energy Contract Buy-Out which is provided for in the Purchase Agreement and any Energy Contract Buy-Out which is certified by the Partnership as not voluntarily sought by the Partnership, but into which the Partnership is legally or practically required to enter by force of law or regulation, or by an actual or threatened condemnation, expropriation or other taking of the Project, or by an actual or threatened bankruptcy proceeding on the part of the purchaser of the electricity or capacity under the subject contract or by an actual or threatened termination of full performance on the part of such purchaser; provided that in the case of a threatened (a) condemnation, expropriation or other taking, (b) bankruptcy proceeding or (c) termination of full performance, such threat shall be express and in writing, and the Partnership shall have certified that such threat has resulted in the Bonds being placed on a negative credit watch or in a Rating Downgrade by either Rating Agency, or, either Rating Agency shall have indicated that any such threatened action should result in either the Bonds being placed on a negative credit watch or a Rating Downgrade.

         "Legal Defeasance Option" shall have the meaning given to that term in
Section 10.2(a)(i) (Defeasance).

         "Make-Whole Premium" shall mean an amount equal to the Discounted Present Value calculated for any Initial Bond subject to redemption pursuant to
Article 3 (Redemption of Bonds) less the unpaid principal amount of such Initial Bond; provided that the Make-Whole Premium shall not be less than zero. For purposes of this definition, the "Discounted Present Value" of any Initial Bond subject to redemption pursuant to Article 3 (Redemption of Bonds) shall be equal to the discounted present value of all principal and interest payments scheduled to become due in respect of such Initial Bond after the date of such redemption, calculated using a discount rate equal to the sum of (i) the yield to maturity on the United States treasury security having an average life equal to the remaining average life of such Initial Bond and trading in the secondary market at the price closest to par and (ii) 50 basis points; provided, however, that if there is no United States treasury security having an average life equal to the remaining average life of such Initial Bond, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest month, if necessary) from the yields to maturity for two (2) United States treasury Bonds having average lives most closely corresponding to the remaining average life of such Initial Bond and trading in the secondary market at the price closest to par.

         "Majority Holders" shall mean Holders holding greater than fifty percent (50%) in aggregate principal amount of the Outstanding Bonds.

         "Non-Recourse Person" shall have the meaning given to that term in
Section 14.11 (Limitation of Liability).

         "One Hundred Percent Holders" shall mean Holders holding one hundred percent (100%) in aggregate principal amount of the Outstanding Bonds.

         "One-Quarter Holders" shall mean Holders holding greater than twenty-five percent (25%) in aggregate principal amount of the Outstanding Bonds.

         "Paying Agent" shall have the meaning given to that term in Section 2.6.1(b) (Registrar and Paying Agent).

         "Proceeding" shall have the meaning given to that term in Section 7.3.4 (Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings).

         "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A.

         "Redemption Date" shall mean any date for redemption of Bonds established pursuant to Article 3 (Redemption of Bonds).

         "Redemption Account" shall have the meaning given to that term in
Section 3.3 (Redemption Account).

         "Redemption Price" shall mean an amount equal to the sum of (i) the principal amount of Bonds being redeemed pursuant to Article 3 (Redemption of Bonds) and (ii) all interest accrued thereon to the Redemption Date.

         "Registrar" shall have the meaning given to that term in Section 2.6.1(a) (Registrar and Paying Agent).

         "Regular Record Date" shall mean, (i) with respect to each Scheduled Payment Date except a Scheduled Payment Date in connection with an optional or mandatory redemption, the fifteenth (15th) day of the month, whether or not a Business Day, immediately preceding such Scheduled Payment Date, and (ii) with respect to each Scheduled Payment Date in connection with an optional or mandatory redemption, the fifteenth (15th) day, whether or not a Business Day, preceding such Scheduled Payment Date.

         "Regulation S Restricted Period" shall mean, with respect to any Bond, the period of forty (40) consecutive days beginning on and including the first day after the later of (i) the day on which such Bond is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the closing date of the offering of such Bond.

         "Restricted Global Bond" shall have the meaning given to that term in
Section 2.5.2 (Bonds Sold Pursuant to Rule 144A).

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Special Record Date" shall have the meaning given to that term in
Section 2.4 (Record Dates).

         "Supplemental Indenture" shall mean an indenture supplemental to this Indenture entered into by the Partnership and the Trustee for the purpose of establishing, in accordance with this Indenture, the title, form and terms of Additional Bonds.

         "Transfer Restriction Legend" shall mean a legend substantially in the form of Exhibit D.

         "Trustee" shall mean The Chase Manhattan Bank, its successors and assigns, in its capacity as trustee under the Indenture.

         "Trust Indenture Act" means the Trust Indenture Act of 1939.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "US Government Obligations" shall mean direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option.

         All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meaning assigned to them therein.

         Section 1.2 Principles of Construction. For all purposes of this Agreement, the principles of construction set forth in Section 1.1 (Definitions and Principles of Construction) of the Common Agreement shall apply.

         Section 1.3 Indenture to Constitute Contract. In consideration of the purchase and acceptance of any or all of the Bonds by those who shall hold the same from time to time, the provisions of this Indenture shall be part of the contract of the Partnership with the Holders of the Bonds, and shall be deemed to be and shall constitute contracts between the Partnership, the Trustee and the Holders from time to time of the Bonds. The provisions, covenants and agreements herein set forth to be performed by or on behalf of the Partnership shall be for the equal and ratable benefit, protection and security of the Holders of any and all of the Bonds. All of the Bonds, regardless of the time or times of their issuance or maturity, shall be of equal rank without preference, priority or distinction of any of the Bonds over any other except as expressly provided in or pursuant to this Indenture.

         Section 1.4 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply in this Indenture as so modified or to be excluded, as the case may be.


                                   ARTICLE II

                                    THE BONDS


         Section 2.1 Authorization, Amount, Terms and Issuance of Bonds. (a) Bonds may be issued hereunder from time to time. No Bonds may be issued under this Indenture except in accordance with this Article 2. The maximum principal amount of Bonds which may be issued hereunder is not limited. The Bonds shall be issued in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000.

                  (b) "CUSIP" or "ISIN" numbers (if then generally in use) may be printed on the Bonds and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. Neither the Partnership nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any bond, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP or ISIN numbers have been assigned by an independent service for convenience of reference and that neither the Partnership nor the Trustee shall be liable for any inaccuracy in such numbers. The Partnership shall promptly notify the Trustee of any change in CUSIP or ISIN numbers with respect to the Bonds.

         Section 2.2 Authorization and Terms of the Initial Bonds. (a) The Initial Bonds to be issued under this Indenture are hereby created and the Partnership may issue the Initial Bonds upon execution of this Indenture. The Initial Bonds shall (i) be known and designated as the "Tenaska Georgia Partners, L.P. 9.50% Senior Secured Bonds Due 2030", (ii) be substantially in the form set forth in Exhibit A and (iii) contain substantially the terms and conditions set forth in Exhibit B. The Trustee shall, at the Partnership's written request, authenticate the Initial Bonds and deliver them as specified in such request.

         (b) The Initial Bonds shall be dated as of the Closing Date, shall be issued in the aggregate principal amount set forth below and shall have a stated maturity date and bear interest as set forth below; provided that the interest rate of the Initial Bonds that are not transferable without restriction under the Securities Act may be increased pursuant to the terms and provisions of the Exchange and Registration Rights Agreement. To the extent there is an interest rate increase pursuant to the immediately preceding sentence, such increased rate shall cease to accrue according to the terms and provisions of the Exchange and Registration Rights Agreement. Notice of the occurrence and cessation of any increased interest rate and the date, if any, that a Registration Statement is declared effective shall be set forth in an Officer's Certificate of the Partnership delivered to the Trustee and the Depositary Bank within ten (10) Business Days after the Partnership has obtained knowledge of such event. Initial Bonds subsequently issued pursuant to Section 2.7 (Transfer and Exchange of Bonds) shall be dated as of the date of authentication thereof.

                        Interest Rate           Stated Maturity Date            Principal Amount
                    ---------------------   ----------------------------   -------------------------
                            9.50%                 February 1, 2030                $275,000,000


                  (c) Interest on the Initial Bonds shall accrue from the Closing Date and shall be paid semi-annually in arrears on each February 1 and August 1, commencing August 1, 2000 and concluding on the final Maturity Date for the Initial Bonds. Interest on the Initial Bonds shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty
(30) day months.

                  (d) Principal of the Initial Bonds shall be paid in an amount, and on the Scheduled Payment Dates, as set forth on Schedule I hereto.

                  (e) The principal of, premium (if any) and interest on the Initial Bonds shall be payable in immediately available funds and in such coin or currency of the United States which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts. Payment of principal of, premium (if any) and interest on any Initial Security shall be made (i) by check or draft drawn on a bank having an office located in the United States and mailed on the relevant Scheduled Payment Date to the Person in whose name such Initial Bond is registered at the close of business on the Regular Record Date immediately preceding such Scheduled Payment Date, at such Person's address as it appears on the Bond Register, or (ii) by wire transfer to an account maintained by such Person in the continental United States if the Trustee shall have received written notice from such Person requesting such wire transfer and providing the appropriate wire transfer information at least fifteen (15) days prior to the relevant Regular Record Date; provided, however, that if and to the extent there shall be a default in the payment of principal, premium (if any) or interest due with respect to any Initial Bond on any Scheduled Payment Date, such defaulted interest and/or principal shall be paid to the Holder in whose name such Initial Bond is registered at the close of business on the Special Record Date determined by the Trustee as provided in Section 2.4 (Record Dates). The Partnership shall pay any administrative costs imposed by banks in connection with the making of payments by wire transfer.

         Section 2.3 Additional Bonds. (a) Additional Bonds may, upon satisfaction of the conditions set forth in this Section 2.3, be issued in the amounts and for the purposes permitted herein. All Additional Bonds shall (i) rank pari passu with the Initial Bonds in all respects (except, with respect to allocation of funds received in connection with any mandatory redemption under
Section 3.2(a)(iii) (Mandatory Redemption) to the extent the funds received by the Trustee represent PECO Buy-Out Proceeds, which proceeds shall be applied to the redemption of the Initial Bonds prior to being applied to the redemption of any Additional Bonds), (ii) be secured by the Collateral as set forth in the Security Documents and (iii) be secured by the Indenture Collateral as set forth herein. All Additional Bonds shall bear such date or dates, bear such interest rate or rates, have such maturity dates, redemption dates and redemption premiums, be in such form and be issued at such prices as approved in writing by the Partnership.

                  (b) Upon (i) satisfaction of the applicable conditions set forth in this Section 2.3, (ii) the execution and delivery of an appropriate Supplemental Indenture in compliance with clause (d) of this Section 2.3, (iii) the execution and delivery of appropriate supplements, amendments or modifications to or of the Financing Documents (in respect of which the consent of the Trustee and the Holders shall not be required; provided, however, if such supplements, amendments or modifications change the rights or obligations of the Trustee, as determined by the Trustee in its sole discretion, the prior written consent of the Trustee shall be required in connection with any such supplements, amendments or modifications) and (iv) receipt by the Trustee of an Officer's Certificate from the Partnership confirming that all conditions precedent to the issuance of Additional Bonds or incurrence of Permitted Indebtedness, as applicable, set forth in this Agreement and the Common Agreement have been satisfied or waived, the Partnership shall execute Additional Bonds and deliver them to the Trustee, and the Trustee, upon the written request of the Partnership, shall authenticate such Additional Bonds and deliver them to the purchasers thereof as may be directed by the Partnership in writing; provided, however, that, notwithstanding anything to the contrary contained herein, no Additional Bonds shall be issued hereunder without the written consent of the Partnership.

                  (c) Upon the issuance of any Additional Bonds, the Partnership shall promptly provide the Trustee with a revised Schedule I to this Indenture that will provide for the payment of principal on such Additional Bonds.

                  (d) Prior to the issuance of Additional Bonds hereunder, the following shall be established in one or more Supplemental Indentures:

                          (i) the title of the Additional Bonds (which shall distinguish the Additional Bonds from all other Bonds) and the form or forms of such Bonds;

                          (ii) any limit upon the aggregate principal amount of the Additional Bonds that may be authenticated and delivered under this Indenture (except for Additional Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds and except for Additional Bonds that are deemed never to have been authenticated and delivered hereunder);

                          (iii) the date or dates on or as of which the Additional Bonds shall be dated;

                          (iv) the date or dates on which the principal of the Additional Bonds is payable the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable;

                          (v) the rate or rates at which the Additional Bonds shall bear interest or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the scheduled payment dates on which such interest shall be payable (which shall correspond to the Scheduled Payment Dates set forth herein) and the Regular Record Date for the determination of Holders to whom interest is payable;

                          (vi) the place or places where (A) the principal of, premium (if any), and interest on the Additional Bonds shall be payable, (B) Additional Bonds may be surrendered for registration of transfer or exchange and (C) notices and demands to or upon the Partnership in respect of the Additional Bonds and this Indenture may be served;

                          (vii) the price or prices at which, the period or periods within which and the terms and conditions upon which the Additional Bonds may be redeemed, in whole or in part, at the option of the Partnership;

                          (viii) the obligation (if any) of the Partnership to redeem, purchase or repay Additional Bonds pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which Additional Bonds shall he redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

                          (ix) if other than denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Additional Bonds shall be issuable;

                          (x) the restrictions or limitations (if any) on the transfer or exchange of the Additional Bonds;

                          (xi) the obligation (if any) of the Partnership to file a registration statement with respect to the Additional Bonds or to exchange the Additional Bonds for Bonds registered pursuant to the Securities Act;

                          (xii) any trustees, authenticating agents, paying agents, warrant agents, transfer agents or registrars with respect to the Additional Bonds; and

                          (xiii) any other terms of the Additional Bonds (which terms shall not contravene the provisions of this Indenture) including any terms related to the redemption of the Additional Bonds; provided that such terms shall be no more favorable to the Holders of Additional Bonds than the corresponding terms contained herein.

         Section 2.4 Record Dates. The Person in whose name any Bond is registered at the close of business on any Regular Record Date with respect to any Scheduled Payment Date shall be entitled to receive the principal, premium (if any) and/or interest payable on such Scheduled Payment Date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Scheduled Payment Date; provided, however, that if and to the extent there is a default in the payment of the principal, premium (if any) and/or interest due on such Scheduled Payment Date, such defaulted principal, premium (if any) and/or interest shall be paid to the Persons in whose names Outstanding Bonds are registered at the close of business on a subsequent date (each such date, a "Special Record Date"), which shall not be less than five (5) days preceding the date of payment of such defaulted principal, premium (if any) and/or interest, established by a notice mailed by the Trustee to the registered owners of the Bonds in accordance with Section 14.5(b) (Notices) not less than fifteen (15) days prior to the Special Record Date or, if the Special Record Date is less than fifteen (15) days after die applicable Scheduled Payment Date, such shorter period.

         Section 2.5 Form of Bonds.

                  2.5.1 Form Generally. The Initial Bonds and the Trustee's certificate of authentication thereon shall be substantially in the form set forth in Exhibit A and shall contain substantially the terms and conditions set forth in Exhibit B, which exhibits are hereby incorporated in and expressly made a part of this Indenture. The Initial Bonds shall be issued in fully registered form, without interest coupons. Additional Bonds shall be in the form and shall contain the terms established in one or more Supplemental Indentures. Any Bond may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with Applicable Law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Bond with the approval of the Trustee, such determination and approval to be evidenced by the execution and authentication thereof. The Bonds shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers executing the Bonds may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof. Certificated Bonds may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Certificated Bonds with the approval of the Trustee, as evidenced by the execution and authentication thereof.

                  2.5.2 Bonds Sold Pursuant to Rule 144A. The Bonds offered and sold in their initial distribution in reliance on Rule 144A to Qualified Institutional Buyers shall be issued in the form of a permanent global bond (the "Restricted Global Bond") (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate), duly executed by the Partnership and authenticated by the Trustee as hereinafter provided. The Restricted Global Bond shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its principal corporate trust office, as custodian for the Depositary on behalf of the purchasers of the Bonds represented thereby.

                  2.5.3 Bonds Sold Pursuant to Regulation S. The Bonds offered and sold in their initial distribution in reliance on Regulation S shall be issued in the form of a permanent global bond (the "Regulation S Global Bond" and, together with the Restricted Global Bond, the "Global Bonds") (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate), duly executed by the Partnership and authenticated by the Trustee as hereinafter provided. The Regulation S Global Bond shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its corporate trust office, as custodian for the Depositary for credit to the respective accounts of The Euroclear System ("Euroclear") and Cedel Bank, S.A. ("Cedel"). Prior to the termination of the Regulation S Restricted Period, beneficial interests in the Regulation S Global Bond may be held only through Euroclear and Cedel.

                  2.5.4 Bonds Sold to Institutional Accredited Investors. The Bonds offered and sold in their initial distribution in reliance on an exemption from registration under the Securities Act (other than Rule 144A or Regulation
S) to institutional "accredited investors" (as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act ("Accredited Investors") shall be issued in certificated, fully registered form without coupons and in denominations of $100,000 and integral multiples of $1,000 in excess thereof (the "Certificated Bonds"), duly executed by the Partnership and authenticated by the Trustee as hereinafter provided.

                  2.5.5 Depository. (a) The Partnership hereby appoints DTC to act as depositary (in such capacity, together with its successors in such capacity, the "Depositary") with respect to the Global Bonds. The Trustee shall act as custodian of the Global Bonds for the Depositary. So long as the Depositary or its nominee, Cede & Co., is the registered owner of the Global Bonds, it shall be considered the Holder of the Bonds represented thereby for all purposes hereunder and under the Global Bonds, and neither any members of, or participants in the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights hereunder with respect to the Global Bonds or under the Global Bonds. Notwithstanding the foregoing, nothing herein shall prevent the Partnership, the Trustee or any agent of the Partnership or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Bond.

                  (b) The Partnership may remove or replace DTC or any successor as Depositary for any reason upon thirty (30) days' notice to DTC or such successor. The Holders shall have no right to a depositary for the Bonds.

                  (c) Notwithstanding any other provision of this Indenture or the Bonds, so long as DTC or its nominee is the registered owner of the Bonds:

                          (i) the provisions of the DTC Letter of
         Representations shall control over the provisions of this Indenture with respect to the matters covered thereby;

                         (ii) presentation of Bonds to the Trustee at redemption or at maturity shall be deemed made to the Trustee when the right to exercise ownership rights in the Bonds through DTC or Agent Members is transferred by DTC on its books; and

                        (iii) DTC may present notices, approvals, waivers or other communications required or permitted to be made by Holders under this Indenture on a fractionalized basis on behalf of some or all of those Persons entitled to exercise ownership rights in the Bonds through DTC or Agent Members.

         Section 2.6 Maintenance of Offices and Agencies.

                  2.6.1 Registrar and Paying Agent. (a) The Partnership shall maintain in the Borough of Manhattan, The City of New York, an office or agency (the "Registrar") where Bonds may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Partnership in respect of the Bonds or under this Indenture may be served. The Partnership shall cause a register for the registration of the Bonds and of their transfer and exchange (the "Bond Register") to be kept at the office of the Registrar. The Partnership hereby initially appoints the Trustee at its principal corporate trust office as Registrar, and the Trustee hereby accepts such appointment.

                  (b) There shall at all times be maintained in the Borough of Manhattan, The City of New York, and in such other places of payment, if any, as shall be specified for the Bonds in a related Supplemental Indenture, an office or agency (the "Paying Agent") where Bonds may be presented for payment of principal, premium (if any) and interest. The Partnership hereby initially appoints the Trustee at its principal corporate trust office as Paying Agent, and the Trustee hereby accepts such appointment.

                  (c) Whenever the Partnership shall appoint a Paying Agent other than the Trustee, it shall cause, prior to such appointment, each such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this
Section 2.6.1, that such Paying Agent shall:

                          (i) hold all sums held by such Paying Agent for the payment of the principal of, premium (if any) or interest on the Bonds in trust for the benefit of the Holders or the Trustee,

                         (ii) give the Trustee within five (5) days thereafter written notice of any default by the Partnership (or any other obligor upon the Bonds) in the making of any such payment of principal, premium (if any) or interest; and

                        (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  (d) Notwithstanding any other provision this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by any Paying Agent for the account of the Trustee.

                  (e) The Partnership shall give prompt written notice to the Trustee of the location, and any change in the location, of the Registrar and Paying Agent. If at any time the Partnership shall fail to maintain a Registrar and/or Paying Agent or shall fail to furnish the Trustee with the location thereof, presentation or surrender of Bonds for registration of transfer or exchange or for payment may be made or served at the principal corporate trust office of the Trustee.

                  2.6.2 Authenticating Agent. At any time when any Bonds remain Outstanding, the Trustee may appoint an authenticating agent or agents (each an "Authenticating Agent") which shall be authorized to act on behalf of the Trustee to authenticate Bonds issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section
2.10 (Mutilated, Destroyed, Lost or Stolen Bonds), and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent shall be made pursuant to this
Section 2.6.2, the Bonds may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This Bond is one of the Bonds referred to in the within-mentioned Indenture.


                                     Trustee

                               By:
                                     Authorized Officer


                  2.6.3 Authorized Agents Generally. (a) Any Registrar, Paying Agent or Authenticating Agent (each an "Authorized Agent") shall (i) be a corporation organized and doing business under the laws of the United States, of any state or territory thereof or of the District of Columbia, (ii) be authorized under such laws to act as Registrar, Paying Agent or Authenticating Agent, as the case may be, (iii) be subject to supervision or examination by federal, state, territorial or District of Columbia authority and (iv) either
(A) have a combined capital and surplus of at least $50,000,000 or (B) have a combined capital and surplus of at least $10,000,000 and be a wholly-owned subsidiary of a corporation having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to Applicable Law or to the requirements of said supervising or examining authority, then for purposes of this Section 2.6.3, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any tune an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 2.6.3, it shall resign immediately in the manner and with the effect hereinafter specified in clause (c) of this Section 2.6.3.

                  (b) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Section 2.6.3, without the execution and filing of any instrument or any further act on the part of any of the parties hereto or such Authorized Agent or successor corporation.

                  (c) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Partnership. The Partnership may, and at the request of the Trustee shall, terminate the agency of any Authorized Agent by giving written notice of such termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of any Authorized Agent or in case at any time any Authorized Agent shall cease to be eligible to hold its position under this Section 2.6.3 (when, in either case, no other Authorized Agent performing the functions of such former Authorized Agent shall have been appointed), the Partnership (or the Trustee in the case of any Authenticating Agent) shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 2.6.3. The Partnership (or the Trustee in the case of any Authenticating Agent) shall give written notice of any such appointment to all Holders in the manner provided in Section 14.5(b) (Notices).

                  (d) The Partnership shall pay to each Authorized Agent from time to time reasonable compensation for its services hereunder.

         Section 2.7 Transfer and Exchange of Bonds. Unless and until a Bond is transferred or exchanged pursuant to an effective registration statement under the Securities Act, the provisions set forth in this Section 2.7 shall apply to the transfer and exchange of such Bond.


                  2.7.1 Transger and Exchange Generally. (a) The Bonds are transferable only upon the surrender thereof for registration of transfer. When a Bond is presented to the Registrar with a duly executed instrument of assignment and transfer substantially in the form of Exhibit C, the Registrar shall register the transfer as requested if such transfer complies with the provisions hereof. Prior to the due presentation for registration of transfer of any Bond, the Person in whose name such Bond is registered shall be treated as the absolute owner of such Bond for the purpose of receiving payment of principal of, premium (if any) and interest on such Bond (whether or not such payment is overdue) and for all other purposes whatsoever, notwithstanding any notice to the contrary. Registration of transfer of any Bond by the Registrar shall be deemed to be an acknowledgment of such transfer by the Partnership.

                  (b) When Bonds are presented to the Registrar with a written request to exchange such Bonds for Bonds of any authorized denominations and of a like aggregate principal amount, the Registrar shall make the exchange as requested if such exchange complies with the provisions of this Section 2.7.1.

                  (c) Following any request for transfer or exchange of one or more Bonds made in compliance with clause (a) or (b), as the case may be, of this Section 2.7.1, the Partnership shall execute, and the Trustee shall authenticate and deliver, one or more new Bonds of a like principal amount and in such authorized denominations as may be requested. No service charge shall be made for any registration of transfer or exchange of Bonds, but the Partnership may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with any transfer or exchange of Bonds; provided, however, that no such requirement of payment shall apply to exchanges made pursuant to Section 2.11 (Temporary Bonds) or Section
9.5 (Reference in Bonds to Supplemental Indentures).

                  (d) Transfers or exchanges of the Global Bonds and beneficial interests therein shall be subject to the provisions of Section 2.7.2 (Transfers and Exchanges of the Global Bonds and Beneficial Interests Therein) and the rules of the Depositary. Transfers or exchanges of Certificated Bonds shall be subject to the provisions of Section 2.7.3 (Transfers and Exchanges of Certificated Bonds).

                  (e) Except as otherwise provided herein, the Global Bonds and each Certificated Bond shall bear the Transfer Restriction Legend. By its acceptance of any Bond bearing the Transfer Restriction Legend, whether upon original issuance or subsequent transfer, each Holder of such a Bond acknowledges the restrictions on transfer of such Bond set forth in this Indenture and in the Transfer Restriction Legend and agrees that it will transfer such Bond only as provided in this Indenture. Upon the specific written request of a Holder to remove the Transfer Restriction Legend, the Registrar shall authenticate and deliver a Bond with an equivalent principal amount not bearing the Transfer Restriction Legend if there is provided to the Partnership evidence reasonably satisfactory to the Partnership (which may, at the Partnership's request, include an Opinion of Counsel) that neither the Transfer Restriction Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act. Upon a written request for the registration of transfer or exchange of a Bond bearing the Transfer Restriction Legend pursuant to an effective registration statement under the Securities Act and in accordance with any applicable securities laws of any state of the United States, the Registrar shall authenticate and deliver a Bond with an equivalent principal amount not bearing the Transfer Restriction Legend. If the Transfer Restriction Legend has been removed from a Bond as provided in this clause (e), the transfer of such Bond shall not be subject to the restrictions on transfer set forth in the Transfer Restriction Legend, and no other Bond issued in exchange for all or any part of such Bond shall bear the Transfer Restriction Legend unless the Partnership has reasonable cause to believe that such other Bond is a "restricted security" within the meaning of Rule 144 and instructs the Registrar in writing to cause the Transfer Restriction Legend to appear thereon.

                  (f) All Bonds issued upon any transfer or exchange pursuant to the terms hereof shall be the valid obligations of the Partnership, evidencing the same debt, and shall be entitled to the same benefits under this Indenture as the Bonds surrendered upon such transfer or exchange.

                  2.7.2 Transfers and Exchanges of the Global Bonds and Beneficial Interests Therein (a) Subject to cluases (b) through (i) of this
Section 2.7.2, transfers of the Global Bonds shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. So long as the Global Bonds remain outstanding and are held by or on behalf of the Depositary, transfers and exchanges of beneficial interests in the Global Bonds shall be made in accordance with the provisions of this Section
2.7.2 and in accordance with the rules and procedures of the Depositary to the extent applicable (the "Applicable Procedures").

                  (b) No restrictions shall apply with respect to the transfer or registration of transfer of (i) a beneficial interest in the Restricted Global Bond to a transferee that takes delivery in the form of a beneficial interest in the Restricted Global Bond or (ii) a beneficial interest in the Regulation S Global Bond to a transferee that takes delivery in the form of a beneficial interest in the Regulation S Global Bond; provided that any transfer described in this clause (b) shall be made in accordance with the Applicable Procedures. The Trustee shall not be deemed to have knowledge of such transfers.

                  (c) Any transfer of a beneficial interest in the Restricted Global Bond to a transferee that will take delivery in the form of a beneficial interest in the Regulation S Global Bond prior to the termination of the Regulation S Restricted Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (c). At any time prior to the termination of the Regulation S Restricted Period, upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Bond to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Regulation S Global Bond, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Restricted Global Bond substantially in the form of Exhibit G and (ii) satisfaction of all other applicable conditions imposed by this Indenture and the Applicable Procedures, the Registrar shall (1) reflect in the Bond Register a decrease in the principal amount of the Restricted Global Bond and an increase in the principal amount of the Regulation S Global Bond, each such adjustment to be equal to the beneficial interest transferred pursuant to this clause (c) and (2) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Members in accordance with the Applicable Procedures.

                  (d) Any transfer of a beneficial interest in the Restricted Global Bond to a transferee that will take delivery in the form of a beneficial interest in the Regulation S Global Bond subsequent to the termination of the Regulation S Restricted Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (d). At any time subsequent to the termination of the Regulation S Restricted Period, upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Bond to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Regulation S Global Bond, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Restricted Global Bond substantially in the form of Exhibit G (if transfer is made in reliance on Regulation S) or Exhibit H (if transfer is made in reliance on Rule 144) and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, the Registrar shall (1) reflect in the Bond Register a decrease in the principal amount of the Restricted Global Bond and an increase in the principal amount of the Regulation S Global Bond, each such adjustment to equal the principal amount of the beneficial interest transferred pursuant to this clause (d), and (2) instruct the Depositary to make the corresponding adjustment to its records and debit and credit the accounts of the appropriate Agent Members in accordance with the Applicable Procedures.

                  (e) Any transfer of a beneficial interest in the Regulation S Global Bond to a transferee that will take delivery in the form of a beneficial interest in the Restricted Global Bond, either prior or subsequent to the termination of the Regulation S Restricted Period, shall be registered, subject to the Applicable Procedures, only in accordance with this clause (e). At any time upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Regulation S Global Bond to transfer such beneficial interest to a Person that will take delivery in the form of a beneficial interest in the Restricted Global Bond, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of the transferor of the beneficial interest in the Regulation S Global Bond substantially in the form of Exhibit E and (ii) satisfaction of all other conditions imposed by and the Applicable Procedures, the Registrar shall
(1) reflect in the Bond Register a decrease in the principal amount of the Regulation S Global Bond and an increase in the principal amount of the Restricted Global Bond, each such adjustment to equal the principal amount of the beneficial interest transferred pursuant to this clause (e), and (2) instruct the Depositary to make the corresponding adjustment to its records and debit and credit the accounts of the appropriate Agent Members in accordance with the Applicable Procedures.

                  (f) Any transfer of a beneficial interest in the Restricted Global Bond to a transferee that will take delivery in the form of one or more Certificated Bonds shall be registered, subject to the Applicable Procedures, only in accordance with this clause (f). At any time upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Restricted Global Bond to transfer such beneficial interest to a Person that will take delivery in the form of one or more Certificated Bonds,
(B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of such Person substantially in the form of Exhibit I, and (ii) satisfaction of all other applicable conditions imposed by this Indenture and the Applicable Procedures, (1) the Registrar shall (x) reflect in the Bond Register a decrease in the principal amount of the Restricted Global Bond in an amount equal to the beneficial interest transferred pursuant to this clause (f) and (y) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Member in accordance with the Applicable Procedures, and (2) the Partnership shall execute and the Trustee shall authenticate and deliver to or on behalf of such Person one or more Certificated Bonds of like tenor and amount bearing the Transfer Restriction Legend.

                  (g) Any transfer of a beneficial interest in the Regulation S Global Bond to a transferee that will take delivery in the form of one or more Certificated Bonds prior to the termination of the Regulation S Restricted Period shall be registered, subject to the Applicable Procedures, only in accordance with this clause (g). At any time prior to the termination of the Regulation S Restricted Period, upon (i) receipt by the Registrar of (A) instructions given in accordance with the Applicable Procedures from the Depositary or its nominee on behalf of an owner of a beneficial interest in the Regulation S Global Bond to transfer such beneficial interest to a Person that will take delivery in the form of one or more Certificated Bonds, (B) a written order of the Depositary or its nominee given in accordance with the Applicable Procedures containing account and other information with respect to such transfer and (C) a certificate of such Person substantially in the form of
Exhibit I and (ii) satisfaction of all other conditions imposed by the Applicable Procedures, (1) the Registrar shall (x) reflect in the Bond Register a decrease in the principal amount of the Regulation S Global Bond in an amount equal to the beneficial interest transferred pursuant to this clause (g) and (y) instruct the Depositary to make the corresponding adjustment to its records and debit the account of the appropriate Agent Member in accordance with the Applicable Procedures, and (2) the Partnership shall execute and the Trustee shall authenticate and deliver to or on behalf of such Person one or more Certificated Bonds of like tenor and amount bearing the Transfer Restriction Legend.

                  (h) At such time as all interests in the Restricted Global Bond have been transferred for Certificated Bonds or interests in the Regulation S Global Bond or cancelled, the Restricted Global Bond shall be cancelled by the Trustee.

                  (i) Notwithstanding any contrary provision contained herein, Certificated Bonds shall be issued in exchange for the beneficial interests in a Global Bond if at any time: (i) the Partnership advises the Trustee in writing that the Depositary is unwilling or unable to continue as depositary for such Global Bond or is no longer eligible to act as such and in each case a successor depositary is not appointed by the Partnership within ninety (90) days of receipt by the Partnership of notice of such inability; (ii) the Partnership, at its option, elects to terminate the book-entry system through the Depositary with respect to such Global Bond; or (iii) after the occurrence of an Event of Default, beneficial owners holding interests representing a majority of the aggregate principal amount of Bonds represented by such Global Bond advise the Trustee in writing through the Depositary that the continuation of a book-entry system through the Depositary is no longer in such beneficial owners' best interests. Upon the occurrence of any of the events set forth in clauses (i) through (iii) immediately above, the Trustee, upon receipt of written notice thereof and a list of all Persons that hold a beneficial interest in such Global Bond, shall notify, through the appropriate Agent Members at the expense of the Partnership, all Persons that hold a beneficial interest in such Global Bond of the issuance of Certificated Bonds. Upon surrender by the Trustee, as custodian for the Depositary, of such Global Bond and receipt from the Depositary of instructions for re-registration, the Partnership shall execute and the Trustee, upon the written instructions of (A) in the case of the events set forth in clauses (i) and (ii) immediately above, the Partnership, or (B) in the case of the events set forth in clause (iii) immediately above, beneficial owners holding interests representing a majority of the aggregate principal amount of Bonds represented by such Global Bond, authenticate and deliver Certificated Bonds bearing the Transfer Restriction Legend. Certificated Bonds issued in exchange for beneficial interests in such Global Bond pursuant to this clause
(i) shall be
registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from Agent Members or otherwise, shall instruct the Trustee.

                  2.7.3 Transfers and Exchanges of Certificated Bonds. (a) Any transfer of a Certificated Bond bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of one or more Certificated Bonds shall be registered only in accordance with this clause (a). Upon (i) surrender of any Certificated Bond bearing the Transfer Restriction Legend at the office of the Registrar, together with (A) an executed instrument of assignment and transfer of such Certificated Bond substantially in the form of Exhibit C and (B) a certificate of the transferee of such Certificated Bond substantially in the form of Exhibit I and (ii) satisfaction of all other applicable conditions imposed by this Indenture, (1) the Trustee shall register such transfer and (2) the Partnership shall execute and the Trustee shall authenticate and deliver in the name of the transferee one or more Certificated Bonds of any authorized denomination in the same aggregate principal amount and of the same maturity as the transferred Certificated Bond, each such new Certificated Bond bearing the Transfer Restriction Legend; provided, however, that Certificated Bonds so delivered shall not be required to bear the Transfer Restriction Legend if there is provided to the Partnership evidence reasonably satisfactory to the Partnership (which may, at the Partnership's request, include an Opinion of Counsel) that neither the Transfer Restriction Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act.

                  (b) Any transfer of a Certificated Bond not bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of one or more Certificated Bonds shall be registered only in accordance with this clause (b). Upon (i) surrender of any Certificated Bond not bearing the Transfer Restriction Legend at the office of the Registrar, together with an executed instrument of assignment and transfer of such Certificated Bond substantially in the form of Exhibit C, and (ii) satisfaction of all other applicable conditions imposed by this Indenture, (A) the Trustee shall register such transfer and (B) the Partnership shall execute and the Trustee shall authenticate and deliver in the name of the transferee one or more Certificated Bonds of any authorized denomination in the same aggregate principal amount and of the same maturity as the transferred Certificated Bond. Each such new Certificated Bond may at the request of the transferee, but shall not be required to, bear the Transfer Restriction Legend.

                  (c) Any transfer of a Certificated Bond bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of a beneficial interest in a Global Bond shall be registered only in accordance with this clause (c). Upon (i) surrender of any Certificated Bond bearing the Transfer Restriction Legend at the office of the Registrar, together with (A) an executed instrument of assignment and transfer of such Certificated Bond substantially in the form of Exhibit C, (B) written instructions from the transferor that such Certificated Bond shall be registered in the name of the Depositary or its nominee and (C) a certificate of the transferor of such Certificated Bond substantially in the form of Exhibit G (if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global
Bond) or Exhibit E (if the transferee will take delivery in the form of a beneficial interest in the Restricted Global Bond), and (ii) satisfaction of all other applicable conditions imposed by this Indenture and the Applicable Procedures, the Registrar shall (x) register such transfer and cancel such Certificated Bond, (y) reflect in the Bond Register an increase in the appropriate Global Bond in an amount equal to the Certificated Bond transferred pursuant to this clause (c) and (z) instruct the

Depositary to make the corresponding adjustment to its records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

                  (d) Any transfer of a Certificated Bond not bearing the Transfer Restriction Legend to a transferee that takes delivery in the form of a beneficial interest in a Global Bond shall be registered only in accordance with this clause (d). Upon (i) surrender of a Certificated Bond not bearing the Transfer Restriction Legend at the office of the Registrar, together with (A) an executed instrument of assignment and transfer of such Certificated Bond substantially in the form of Exhibit C and (B) written instructions from the transferor that such Certificated Bond shall be registered in the name of the Depositary or its nominee, and (ii) satisfaction of all other applicable conditions imposed by this Indenture and the Applicable Procedures, the Registrar shall (x) register such transfer and cancel such Certificated Bond,
(y) reflect in the Bond Register an increase in the Global Bond in an amount equal to the Certificated Bond transferred pursuant to this clause (d) and (z) instruct the Depositary to make the corresponding adjustment to it's records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

                  (e) Any exchange of a Certificated Bond for one or more Certificated Bonds in different authorized denominations shall be registered only in accordance with this clause (e). Upon (i) surrender of a Certificated Bond at the office of the Registrar, together with a written request to exchange such Certificated Bond for one or more Certificated Bonds in different authorized denominations, and (ii) satisfaction of all other applicable conditions imposed by this Indenture, (A) the Registrar shall register such exchange and (B) the Partnership shall execute and the Trustee shall authenticate and deliver in the name of the registered owner one or more Certificated Bonds in any authorized denomination with the same aggregate principal amount and maturity date.

                  (f) Any exchange of a Certificated Bond for a beneficial interest in a Global Bond shall be registered only in accordance with this clause (f). Upon (i) surrender of a Certificated Bond at the office of the Registrar, together with (A) a written request to exchange such Certificated Bond for a beneficial interest in a Global Bond, (B) written instructions from the registered owner that such Certificated Bond shall be registered in the name of the Depositary or its nominee and (C) a certificate of the registered owner of such Certificated Bond substantially in the form of Exhibit G (if the Certificated Bond is being exchanged for a beneficial interest in the Regulation S Global Bond) or Exhibit E (if the Certificated Bond is being exchanged for a beneficial interest in the Restricted Global Bond) and (ii) satisfaction of all other applicable conditions imposed by this Indenture and the Applicable Procedures, the Registrar shall (x) register such exchange and cancel such Certificated Bond, (y) reflect in the Bond Register an increase in the Restricted Global Bond in an amount equal to the Certificated Bond exchanged pursuant to this clause (f) and (z) instruct the Depositary to make the corresponding adjustment to its records and credit the account of the appropriate Agent Member in accordance with the Applicable Procedures.

         Section 2.8 Execution. (a) The Bonds shall be executed by an Authorized Officer of the Partnership and shall be attested by an Authorized Officer of the Partnership. Typographical and other minor errors or defects in any signature executing or purporting to execute the Bonds shall not affect the validity or enforceability of any Bond that has been duly authenticated and delivered by the Trustee.

                  (b) Any Bond executed pursuant to clause (a) of this Section
2.8 may be issued and shall be authenticated by the Trustee, notwithstanding that any officer signing such Bond or whose facsimile signature appears thereon shall have ceased to hold office at the time of issuance or authentication or shall not have held office at the date of such Bond.

         Section 2.9 Authentication and Delivery. A Bond, or any exchange, transfer or replacement thereof, shall not be valid for any purpose until an Authorized Officer of the Trustee manually signs the certificate of authentication on such Bond substantially in the form set forth in Exhibit A. Subject to the requirements set forth in this Section 2.9, such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the Holder thereof is entitled to the benefit of the trust hereby created. The Trustee shall, in accordance with a written order of the Partnership signed by two Authorized Officers, authenticate the Bonds at the initial issuance thereof and deliver them to the purchaser thereof upon payment to the Trustee of the purchase price therefor. Any Bonds subsequently issued under this Indenture may, in accordance with a written order of the Partnership signed by two Authorized Officers, be authenticated by the Trustee or any Authenticating Agent appointed by the Trustee, and such authentication shall, for all purposes of this Indenture, be deemed to be the authentication of and delivery by the Trustee.

         Section 2.10 Mutilated, Destroyed, Lost or Stolen Bonds. (a) If any Bond shall become mutilated, the Partnership shall execute, and the Trustee shall authenticate and deliver, a new Bond of like tenor, maturity and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of such mutilated Bond for cancellation, and the Partnership or the Trustee may require reasonable indemnity therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the ownership and the loss, theft or destruction thereof shall be submitted to the Trustee. If such evidence shall be satisfactory to both the Trustee and the Partnership and indemnity satisfactory to both shall be given, the Partnership shall execute, and thereupon the Trustee shall authenticate and deliver, a new Bond of like tenor, maturity and denomination. The cost (including the reasonable and duly documented fees and expenses of the Partnership and Trustee) of providing any substitute Bond under the provisions of this Section 2.10 shall be borne by the Holder for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Partnership may, with the consent of the Trustee, pay to the Holder thereof the principal amount of such Bond upon the maturity thereof and compliance with the aforesaid conditions by such Holder, without the issuance of a substitute Bond therefor, and likewise pay to the Holder the amount of the unpaid interest, if any, which would have been paid on a substitute Bond had one been issued.

                  (b) Every substitute Bond issued pursuant to this Section 2.10 shall constitute an additional contractual obligation of the Partnership, whether or not the Bond alleged to have been mutilated, destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Bonds duly issued hereunder.

                  (c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by Applicable Law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights and remedies with respect thereto.

         Section 2.11 Temporary Bonds. Pending preparation of definitive Bonds, the Partnership may issue, and upon a written order of the Partnership signed by two Authorized Officers the Trustee shall authenticate and deliver, in lieu of definitive Bonds, one or more temporary printed or typewritten Bonds in the form recited in this Indenture, in any authorized denomination. If temporary Bonds are issued, the Partnership shall cause definitive Bonds to be prepared without unreasonable delay. The Trustee shall, in accordance with a written order of the Partnership signed by two Authorized Officers, authenticate and deliver definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds, without charge to the Holder of such Bonds. Until so exchanged, temporary Bonds shall in all respects be entitled to the same rights, remedies, security and other benefits under this Indenture as definitive Bonds.

         Sectin 2.12 Cancellation and Destruction of Surrendered Bonds. All Bonds surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. The Partnership may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Partnership may have acquired in any manner whatsoever. The Trustee (and no one else) shall cancel all Bonds surrendered for payment, redemption or registration of transfer or exchange, and all Bonds surrendered for cancellation by the Partnership. All canceled Bonds held by the Trustee shall be disposed of in accordance with the customary procedures of the Trustee in effect from time to time. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section 2.12, except as expressly permitted by this Indenture.

         Section 2.13 Officers' Certificates and Opinions of Counsel. (a) Except as otherwise expressly provided in this Indenture, upon any application or request by the Partnership to the Trustee that the Trustee take any action under any provision of this Indenture, the Partnership shall furnish to the Trustee
(i) an Officer's Certificate stating that all conditions precedent (if any) provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (if any) have been complied with; provided, however, that, in the case of any particular application or request as to which the furnishing of documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                          (i) a statement that each Authorized Representative signing such certificate or opinion has read such covenant or condition;

                         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                        (iii) a statement that, in the opinion of each such Authorized Representative, such examination or investigation has been made as is necessary to enable each such individual to express an informed opinion as to whether such covenant or condition has been complied with;

                         (iv) a statement as to whether, in the opinion of each such Authorized Representative, such condition or covenant has been complied with; and

                          (v) in the case of an Officer's Certificate of the Partnership, a statement that no Default or Event of Default has occurred and is continuing (unless such Officer's Certificate relates to a Default or Event of Default).

         Section 2.14 Form of Certificates and Opinions Delivered to Trustee.
(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but shall not be required to, be consolidated and form one instrument.

                  (b) Any Officer's Certificate or opinion of an Authorized Representative of the Partnership may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion of or representations by such counsel with respect to the matters upon which such Officer's Certificate or opinion of such officer is based are erroneous.

                  (c) Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Partnership, upon a certificate or opinion of, or representations by, an Authorized Representative of the Partnership, unless such counsel knows or in the exercise of reasonable care should know that the certificate or opinion of or representations by such Authorized Representative with respect to the matters upon which such certificate or such Opinion of Counsel is based are erroneous. Any Opinion of Counsel stated to be based on another Opinion of Counsel shall be accompanied by such other Opinion of Counsel.

         Section 2.15 Delivery of Certificates to Rating Agencies. The Trustee shall deliver to the Rating Agencies copies of all certificates and opinions delivered to the Trustee by the Partnership pursuant to this Indenture; provided that the Trustee shall have no liability with respect to any information contained therein or omitted therefrom.

                                   ARTICLE III

                               REDEMPTION OF BONDS


         Section 3.1 Redemption at the Option of the Partnership or the Holders.
(a) The Bonds shall be redeemed at the option of the Partnership, in whole or in part, at any time on any Business Day, at a price equal to the Redemption Price plus the Make-Whole Premium.

                  (b) The Bonds shall be redeemed, in whole or in part, at any time on any Business Day, at a price equal to the Redemption Price with monies from the Distribution Suspense Account received by the Trustee from the Collateral Agent, provided such receipt is in accordance with Section 3.9(b) (Partnership Distribution Fund) of the Collateral Agency Agreement.

                  (c) If the Partnership elects to redeem the Bonds pursuant to clause (a) of this Section 3.1 or is permitted to do so in accordance with clause (b) of this Section 3.1, it shall deliver to the Trustee, at least thirty
(30) days prior to the date upon which notice of redemption is required to be given to the Holders pursuant to Section 3.4 (Notice of Redemption) (unless a shorter notice period shall be satisfactory to the Trustee), an Officer's Certificate specifying the Redemption Date upon which such redemption shall occur and the principal amount of Bonds to be redeemed.

         Section 3.2 Mandatory Redemption. (a) (i) The Bonds shall be redeemed, in whole or in part, at a price equal to the Redemption Price if the Partnership or the Collateral Agent receives Loss Proceeds in connection with an Event of Loss or an Event of Eminent Domain that has been determined in accordance with
Section 3.7(c) of the Collateral Agency Agreement to render all or a portion of the Project incapable of being rebuilt, repaired or restored to permit operation of the Project or a portion thereof on a commercially feasible basis. All Loss Proceeds received by the Trustee from the Collateral Agent pursuant to Section 3.7(d) of the Collateral Agency Agreement with respect to such Event of Loss or Event of Eminent Domain shall be applied by the Trustee to the redemption of the Bonds in accordance with this Article 3.

                           (ii) The Bonds shall be redeemed, in whole or in
part, at a price equal to the Redemption Price if Excess Loss Proceeds in excess of $1,000,000 remain in the Loss Proceeds Account. All Excess Loss Proceeds received by the Trustee from the Collateral Agent pursuant to Section 3.7(d) of the Collateral Agency Agreement shall be applied by the Trustee to the redemption of the Bonds in accordance with this Article 3.

                           (iii) The Initial Bonds shall be redeemed, in whole
or in part, at a price equal to the Redemption Price if an Energy Contract Buy-Out occurs which is an Involuntary Buy-Out Event. All PECO Buy-Out Proceeds (as defined in the Collateral Agency Agreement) received by the Trustee from the Collateral Agent from the Energy Contract Buy-Out Proceeds Sub-account pursuant to Section 3.7(e) of the Collateral Agency Agreement shall be applied by the Trustee to the redemption of the Initial Bonds in accordance with this Article 3.

                           (iv) Except as provided in clause (iii) above, the
Bonds shall be redeemed, in whole or in part, at a price equal to the Redemption Price if an Energy Contract

Buy-Out occurs which is an Involuntary Buy-Out Event. Except as provided in clause (iii) above, all proceeds of an Energy Contract Buy-Out which is an Involuntary Buy-Out Event received by the Trustee from the Collateral Agent from the Energy Contract Buy-Out Proceeds Sub-account pursuant to Section 3.7(e) of the Collateral Agency Agreement shall be applied by the Trustee to the redemption of the Bonds in accordance with this Article 3.

                           (v) The Bonds shall be redeemed, in whole or in part,
at a price equal to the Redemption Price with amounts received by the Trustee from the Collateral Agent from the EPC Buy-Down Proceeds Sub-account pursuant to Section 3.7(f) of the Collateral Agency Agreement in connection with an EPC Buy-Down that has been determined in accordance with Section 3.18 of the Collateral Agency Agreement to render the Project incapable of being rebuilt, repaired or restored in order to remedy the circumstances giving rise to the obligation of the EPC Contractor to pay such EPC Buy-Down. All proceeds of an EPC Buy-Down received by the Trustee from the Collateral Agent from the EPC Buy-Down Proceeds Sub-account pursuant to Section 3.7(f) of the Collateral Agency Agreement in connection with an EPC Buy-Down shall be applied by the Trustee to the redemption of the Bonds in accordance with this Article 3.

Except as provided in clause (iii) above, the Initial Bonds and any Additional Bonds shall be redeemed on a pro rata basis in accordance with the aggregate amount of principal outstanding on such Bonds (except to the extent that the Supplemental Indenture providing for the issuance of Additional Bonds provides that such Additional Bonds are to be redeemed on less than a pro rata basis).

                  (b) If the Partnership is required to redeem the Bonds in accordance with this Section 3.2, it shall deliver to the Trustee, immediately upon the occurrence of the event resulting in such obligation to redeem, an Officer's Certificate specifying the principal amount of Bonds to be redeemed. Upon receipt of such Officer's Certificate, the Trustee shall determine the Redemption Date for such redemption, which Redemption Date shall be within ninety (90) days following its receipt of monies from the Collateral Agent in respect of the event giving rise to the Bonds being subject to redemption.

         Section 3.3 Redemption Account. Upon receipt from the Partnership of an Officer's Certificate in respect of a redemption of Bonds pursuant to this
Article 3, the Trustee shall establish a non-interest bearing special purpose trust fund (the "Redemption Account"), which shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Trustee. At least one Business Day prior to the Redemption Date for any redemption of Bonds pursuant to this Article 3, the Partnership shall deposit or cause to be deposited in the Redemption Account an amount (in immediately available funds) sufficient to redeem on such Redemption Date the Bonds called for redemption in accordance with this Article 3.

         Section 3.4 Notice of Redemption. (a) Notice of redemption shall be given in the manner provided in Section 14.5(b) (Notices) to the Holders of any Bonds to be redeemed pursuant to this Article 3 at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date for such redemption. All notices of redemption shall state the following:

                          (i)   the Redemption Date;

                         (ii) the Redemption Price and any applicable Make-Whole Premium;

                        (iii) if less than all Outstanding Bonds are to be redeemed, the identification of the particular Bonds to be redeemed and the aggregate principal amount of Bonds to be redeemed;

                         (iv) in the case of Bonds to be redeemed in part, the principal amount of such Bonds to be redeemed and a statement to the effect that after the Redemption Date, upon surrender of such Bonds, new Bonds in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                          (v) the name and address of the Paying Agent;

                         (vi) that Bonds called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and any applicable Make-Whole Premium;

                        (vii) that on the Redemption Date the Redemption Price and any applicable Make-Whole Premium will become due and payable upon each Bond to be redeemed or portion thereof, and that (unless the Partnership shall default in the payment of the Redemption Price and such Make-Whole Premium) interest thereon shall cease to accrue on and after said date;

                       (viii) a statement to the effect that the availability in the Redemption Account on the Redemption Date of an amount of immediately available funds to pay the Redemption Price and any applicable Make-Whole Premium in full is a condition precedent to the redemption;

                         (ix) the record date;

                          (x) the paragraph of the Bonds pursuant to which the Bonds are being redeemed; and

                         (xi) the CUSIP number, if any, relating to the Bonds being redeemed.

                  (b) Notice of redemption of Bonds to be redeemed at the election of the Partnership pursuant to Section 3.1 (Redemption at the Option of the Partnership) shall be given by the Partnership or, at the Partnership's written request by the Trustee, by the Trustee in the name and at the expense of the Partnership. Notice of a mandatory redemption pursuant to Section 3.2 (Mandatory Redemption) shall be given by the Trustee in the name and at the expense of the Partnership. Any notice of redemption given in accordance with this Section 3.4 shall be conclusively presumed to have been duly given whether or not the Holder actually receives such notice. In any case, failure to give such notice as herein provided or any defect in the notice given to a Holder of any Bond designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Bonds.


         Section 3.5 Bonds Payable on Redemption Date. Upon the giving of notice pursuant to Section 3.4 (Notice of Redemption) and the satisfaction of the conditions, if any, set forth in such notice, the Bonds or portions thereof called for redemption in such notice shall become due and payable on the Redemption Date and at the Redemption Price (plus any applicable Make-Whole Premium) specified in such notice, and from and after the Redemption Date (unless the Partnership shall default in the payment of such Bonds at the Redemption Price plus any applicable Make-Whole Premium) such Bonds or portions thereof shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, such Bond or portions thereof shall be paid and redeemed by the Partnership at the Redemption Price therefor plus any applicable Make-Whole Premium; provided, however, that any payment of interest on any Bond, the Scheduled Payment Date of which is on or prior to the Redemption Date shall be payable to the Holder of such Bond registered as such at the close of business on the relevant Regular Record Date in accordance with the terms of this Indenture and such Bond.

         Section 3.6 Selection of Bonds to be Redeemed. If less than all the Bonds are to be redeemed pursuant to this Article 3, the Trustee shall, subject to Section 3.2(a)(iii), redeem the Bonds on a pro rata basis among the Outstanding Bonds not previously called for redemption in whole. The Trustee shall notify the Partnership promptly of the Bonds selected for redemption and, in the case of any Bonds selected for partial redemption, the principal amount thereof to be redeemed.

         Section 3.7 Bonds Redeemed in Part. (a) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds that has been, or is to be, redeemed.

                  (b) Any Bond that is to be redeemed only in part shall be surrendered at the place of payment therefor and, upon such surrender, the Partnership shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Bond (at the expense of the Partnership), a new Bond, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the surrendered Bond.

                  (c) Upon any partial redemption of Bonds in accordance with this Article 3, the scheduled principal amortization of the Bonds as set forth on Schedule I shall be reduced by an amount equal to the product of (i) the scheduled principal amortization of the Bonds then in effect and (ii) a fraction, the numerator of which is equal to the principal amount of the Outstanding Bonds to be redeemed and the denominator of which is the principal amount of the Outstanding Bonds immediately prior to such redemption. In connection with any such partial redemption, the Partnership shall furnish the Trustee with an Officer's Certificate setting forth the amortization schedule for the remaining Bonds after giving effect to such redemption. Notwithstanding any other provision of this Indenture, if any Bond called for redemption shall not be paid upon surrender thereof for redemption, the principal of such Bond shall, until paid or provided for, bear interest from the date fixed for redemption at the interest rate specified in such Bond.

                                   ARTICLE IV

                                    COVENANTS


         Section 4.1 Covenants. The Partnership hereby covenants and agrees that for so long as any Bonds are outstanding hereunder, the Partnership shall observe and perform all of the covenants of the Partnership contained in Article V of the Common Agreement (which covenants are incorporated herein by reference as if fully set forth herein).


                                    ARTICLE V

                          ACCOUNTS AND PROJECT REVENUES

         Section 5.1 Establishment of Indenture Accounts. The following accounts (collectively, together with the Redemption Account, the "Indenture Accounts") are hereby established and created by the Partnership in the name of the
Trustee:

                  (a)      the Bond Payment Account; and

                  (b)      the Construction Interest Account.

         The following subaccounts of the Bond Payment Account are hereby established and created with the Trustee:

                  (i)      the Interest Sub-Account;

                  (ii)     the Principal Sub-Account.

         Section 5.2 Payments into Construction Interest Account; Application of Monies in Construction Interest Account. (a) The Construction Interest Account shall be funded with monies transferred by the Collateral Agent pursuant to
Section 3.1 of the Collateral Agency Agreement to the Trustee for deposit in the Construction Interest Account.

                  (b) The Trustee is hereby authorized and directed to disburse from the Construction Interest Account the amount required to pay interest on the Bonds when due (whether on a Scheduled Payment Date or otherwise).

                  (c) On the Date of Commercial Operation of the Final Units and upon the Partnership's delivery to the Collateral Agent and the Trustee of the Commercial Operation Certificate specified in Section 3.2 of the Collateral Agency Agreement, the Trustee shall transfer all monies remaining in the Construction Interest Account to the Bond Payment Account for deposit in the Interest Sub-Account of such Bond Payment Account.

         Section 5.3 Payments into Bond Payment Account. The Bond Payment Account shall be funded (i) on the Date of Commercial Operation of the Final Units from monies transferred by the Trustee from the Construction Interest Account pursuant to Section 5.2 of this Indenture, (ii) on the Date of Commercial Operation of the Final Units, from monies transferred to the Trustee from the Construction Fund pursuant to Section 3.2 of the Collateral Agency Agreement, (iii) following the Date of Commercial Operation of the Final Units, from monies transferred by the Collateral Agent from the Debt Service Fund pursuant to Section 3.5 of the Collateral Agency Agreement, and (iv) as and when required, after taking into account the transfers referred to in (i), (ii) and
(iii) above, from monies transferred by the Collateral Agent from the Debt Service Reserve Account pursuant to the Collateral Agency Agreement. The Trustee shall (x) deposit all monies received by it for the payment of interest on the Bonds into the Interest Sub-Account for disbursement in accordance with Section
5.4 of this Indenture and (y) deposit all monies received by it for the payment of principal on the Bonds into the Principal Sub-Account for disbursement in accordance with Section 5.4 of this Indenture.

         Section 5.4 Application of Funds in Interest Sub-Account and Principal Sub-Account. The Trustee is hereby authorized and directed to disburse from (i) the Interest Sub-Account of the Bond Payment Account, the amount required to pay interest on the Bonds when due (whether on a Scheduled Payment Date or otherwise) and (ii) the Principal Sub-Account of the Bond Payment Account, the amount required to pay principal on the Bonds when due (whether on a Scheduled Payment Date or otherwise).

         Section 5.5 Investment of Monies in the Accounts. (a) Amounts deposited in the Bond Payment Account (and each subaccount thereof), and the Construction Interest Account, at the written request and direction of the Partnership, shall be invested by the Trustee in Permitted Investments. Such investments shall mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments from such monies as provided in this Indenture. Net interest or gain received from such investments shall remain in the Construction Interest Account or the Bond Payment Account, as the case may be, pending application as provided in this Indenture. Absent written instructions from the Partnership, the Trustee shall invest the amounts held in the Bond Payment Account (and each Sub-Account thereof), and the Construction Interest Account in Permitted Investments described in clause (a) of such definition.

                  (b) So long as an outstanding balance shall remain in the Construction Interest Account, the Trustee shall provide the Partnership and the Independent Engineer with monthly statements showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available in the Construction Interest Account.

         Section 5.6 Monies to be Held in Trust. All monies required to be deposited with or paid to the Trustee for the account of the Indenture Accounts under any provision of this Indenture and all investments made therewith, and all monies of this Indenture and all investments made therewith, and all monies withdrawn from the Indenture Accounts and held by the Trustee or any Paying Agent, shall be held in the name of the Trustee subject to the lien and security interest granted under this Indenture and in the custody of the Depositary Bank on behalf of the Trustee.

         Section 5.7 Dominion and Control. The Partnership hereby transfers, assigns and sets over all of its right, title and interest in and to all amounts deposited or held in any Indenture Account under this Indenture and grants the Trustee (acting on behalf of the Holders of the Bonds) a continuing security interest in, a continuing lien upon and sole dominion and control over such Indenture Accounts. The Partnership shall not have the right to withdraw monies from any Indenture Account hereunder.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Section 6.1 Representations and Warranties. The Partnership hereby makes for the benefit of the Trustee all of the representations and warranties of the Partnership contained in Article IV of the Common Agreement (which covenants are incorporated herein by reference as if fully set forth herein).


                                   ARTICLE VII

                           EVENTS OF DEFAULT; REMEDIES

         Section 7.1 Events of Default. The term "Event of Default," whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or shall come about or be affected by operation of law, or be pursuant to or in compliance with any Applicable Law), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

                  (a) the Partnership shall fail to pay any principal of, premium (if any) or interest on any Bond when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise and such failure continues for (i) more than five (5) days following the due date for payment in the case of principal or (ii) more than fifteen (15) days following the due date for payment in the case of interest or premium; or

                  (b) an Event of Default under the Common Agreement shall occur and be continuing.

         Section 7.2 Remedies Upon an Event of Default. (a) Subject to the Collateral Agency Agreement, if one or more Events of Default shall have occurred and be continuing, then:

                          (i) in the case of an Event of Default described in
         Section 7.1(a) (Events of Default), (A) the One-Quarter Holders may, by written notice to the Trustee and the Partnership or (B) the Trustee may, by written notice to the Partnership, notwithstanding the absence of direction from the One-Quarter Holders if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders, declare a principal amount of Outstanding Bonds, all interest accrued and unpaid thereon, all premium (if any) and other amounts payable in respect thereof, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived;

                  (ii) subject to clause (iii) below, in the case of all other Events of Default described in Section 7.1 (Events of Default), (A) the Majority Holders may, by written notice to the Trustee and the Partnership, or (B) the Trustee may, by written notice to the

         Partnership, notwithstanding the absence of direction from the Majority Holders, unless the Majority Holders direct the Trustee not to exercise remedies under this clause (ii), if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders, declare the entire principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon, all premium (if any) and all other amounts payable in respect thereof, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived;

                        (iii) in the case of an Event of Default described in clause (e) or (f) of Section 6.1 (Events of Default) of the Common Agreement, the entire principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon, all premium (if any) and all other amounts payable in respect thereof shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived.

                  (b) Subject to the Collateral Agency Agreement, at any time after the principal of all or a portion of the Bonds shall have become due and payable upon a declared acceleration as provided in this Section 7.2, and before any judgment or decree for the payment of the money so due, or any portion thereof, shall be entered, the Majority Holders, by written notice to the Trustee and the Partnership, may rescind and annul such declaration and its consequences if:

                           (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay:

                            (A) all overdue interest on such Bonds;

                            (B) the principal of and premium (if any) on the
                  Bonds that have become due other than by such declaration of acceleration; and

                            (C) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

                         (ii) all Events of Default, other than the nonpayment of principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 7.5 (Waiver of Past Defaults and Events of Default), provided that no such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

                  If any Event of Default shall have occurred and be continuing and an acceleration shall have occurred pursuant to Section 7.2, subject to the provisions of Sections 7.2, 7.4, 7.12, 11.2, and 11.7, the Trustee may sell, without recourse, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Trustee in its discretion may determine, the collateral securing the Bonds referred to in the Granting Clause (for the purposes of Article VII, Article IX and
         Article XI, the "Indenture Collateral") as an entirety, or in such portions as the Holders of a majority in aggregate principal amount of the Bonds then Outstanding shall request by an Act of Holders, or, in the absence of such request, as the Trustee in its discretion shall deem expedient in the interest of the Holders, at public or private sale.

         Section 7.3 Judicial Proceedings Instituted by Trustee.

                  7.3.1 Collection of Indebtedness; Trustee Entitled to Bring Suit. Subject to the Collateral Agency Agreement, if an Event of Default shall have occurred and be continuing, then the Trustee, in its own name and as trustee of an express trust, subject to Section 5.2 (Remedies Upon Event of Default), shall be entitled and empowered to institute any suits, actions or other proceedings at law and in equity or otherwise for the collection of the sums due and unpaid in respect of the Bonds, and may prosecute such claim or proceeding to judgment or final decree, and may enforce any such judgment or final decree and collect the monies adjudged or decreed to be payable in any manner provided by Applicable Law, whether before or after or during the pendency of any proceedings for the enforcement of any of the Trustee's rights or the rights of the Holders under this Indenture, and such power of the Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture.

                  7.3.2 Trustee May Recover Unpaid Debt After Sale of Indenture Collateral. In the case of a sale of the Collateral and the application of the proceeds of such sale to the payment of Indebtedness under this Indenture, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any suits, actions or other proceedings at law and in equity or otherwise to enforce payment of, and to receive all amounts remaining due and unpaid upon, all or any of the Bonds for the benefit of the Holders thereof, and upon any other portion of the Bonds remaining unpaid, with interest at the rates specified in the respective Bonds on the overdue principal thereof, premium (if any) and interest thereon (to the extent the payment of such interest is legally enforceable).

                  7.3.3 Recovery of Judgment Does Not Affect Rights. No recovery of any judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Indenture Collateral, or upon any other property, shall in any manner or to any extent affect any rights, powers or remedies of the Trustee, or any Liens, rights, powers or remedies of the Holders, but all such Liens, rights, powers or remedies shall continue unimpaired as before.

                  7.3.4 Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. (a) The Trustee, in its own name, as trustee of an express trust or as attorney-in-fact for the Holders, or in any one or more of such capacities (irrespective of whether the principal of the Bonds shall then be due and payable is therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand for the payment of overdue principal, premium (if any) or interest), shall be entitled and empowered to (i) file such proofs of claim and other papers or documents and take any other actions authorized under the Trust Indenture Act as necessary or advisable in order to have the claims of the Trustee and of the Holders (whether such claims be based upon the provisions of the Bonds or of this Indenture) allowed in any judicial proceeding (including, without limitation, any equity, receivership, insolvency, bankruptcy, liquidation, readjustment or reorganization) relating to the Partnership or any other obligor on the Bonds (within the meaning of the Trust Indenture Act), the creditors of the Partnership or any such obligor, the Indenture Collateral or any other property of the Partnership or such obligor (each such proceeding, for purposes of this Section 7.3.4 a "Proceeding") and
(ii) collect and receive any monies or other property payable or deliverable on any such claims and distribute the same. Any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  (b) The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders, with authority to:

                          (i) make and file in the names of the Holders (subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves) any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any Proceeding, and receive payment of any amounts distributable on account thereof;

                         (ii) execute any and all papers and documents and do and perform any and all acts and things for and on behalf of the Holders as may be necessary or advisable in order to have the respective claims of the Trustee and the Holders against the Partnership or any other obligor on the Bonds (within the meaning of the Trust Indenture Act), the Indenture Collateral or any other property of the Partnership or such obligor allowed in any Proceeding; and

                        (iii) receive payment of or on account of such claims and debt,

                  (c) No provision of this Indenture shall be deemed to give the Trustee any right to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder, to vote in respect of the claim of any Holder in any Proceeding or to otherwise change or waive in any way the rights of any Holder in any Proceeding: provided, however, that the Trustee may, subject to the Collateral Agency Agreement and Applicable Law, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

                  (d) Any monies collected by the Trustee under this Section 7.3.4, shall be applied as provided in Section 7.9 (Application of Monies Collected by Trustee).

                  7.3.5 Trustee Need Not Have Possession of Bonds. All proofs of claim, rights of action and rights to assert claims under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of the Bonds or the production thereof at any trial or other proceedings instituted by the Trustee. In any proceedings brought by the Trustee (and any proceedings involving the interpretation of any provision of this Indenture or the Bonds to which the Trustee shall be a party), the Trustee shall be held to represent all of the Holders and it shall not be necessary to make any such Holders parties to such proceedings.

                  7.3.6 Suit to be Brought for the Ratable Benefit of Holders. Subject to the other provisions of this Indenture, any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Indenture or the Bonds shall be for the equal, ratable and common benefit of all of the Holders.

                  7.3.7 Restoration of Rights and Remedies. In case the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture or the Bonds by foreclosure, entry or otherwise and such proceedings shall have been determined adversely to the Trustee, then and in every such case the Partnership and the Trustee shall be restored to their former positions hereunder, and all rights, powers and remedies of the Trustee and the Holders shall continue as if no such proceeding had been instituted.

         Section 7.4 Control by Holders. The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and (iii) subject to
Section 11.1 (Certain Duties and Responsibilities of Trustee), the Trustee need not follow any such direction if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to Holders not joining in such direction, it being understood that, subject to Section 11.1 (Certain Duties and Responsibilities of Trustee), the Trustee shall have no obligation to make any determination with respect to any such conflict, personal liability or undue prejudice.

          Section 7.5 Waiver of Defaults and Events of Default. The Majority Holders may on behalf of the Holders of all Bonds waive any Default or Event of Default and its consequences, except that only the One Hundred Percent Holders may waive a Default or Event of Default in respect of a covenant or provision hereof that under Section 9.2 (Amendments and Supplements to Indenture with Consent of Holders) cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected. Upon any waiver of any Default pursuant to this Section 7.5, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right in respect thereof.

         Section 7.6 Limitation on Suits by Holders. (a) Subject to the other provisions of this Article 7, a Holder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the foreclosure of the Lien on this Indenture for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

                             (i) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

                             (ii) Holders representing the percentage of aggregate principal amount of Outstanding Bonds needed to initiate the exercise of remedies shall have requested the Trustee in writing to institute such suit, action or proceeding:

                             (iii) the Trustee shall have refused or neglected to institute any such suit, action or proceeding for sixty (60) days after receipt of such notice by the Trustee; and

                             (iv) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Majority Holders.

                  (b) It is understood and intended that one or more of the Holders shall not have any right in any manner whatsoever hereunder or under the Bonds to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of this Indenture on any property subject thereto or the rights of any other Holders, (ii) obtain or seek to obtain priority or preference over any other Holders or (iii) enforce any right under this Indenture, except in the manner herein provided and for the equal ratable and common benefit of all of the Holders.

         Section 7.7 Undertaking to Pay-Court Costs. All parties to this Indenture, and each Holder by its acceptance of a Bond, shall be deemed to have agreed that any court may in its discretion require, in any suit for the enforcement of any right or remedy hereunder, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.7 shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by a Holder or group of Holders holding in the aggregate more than ten percent (10%) in principal amount of the Outstanding Bonds or (c) any suit instituted by a Holder pursuant to
Section 7.8 (Unconditional Right to Receive Payment) for the enforcement of the payment of the principal of, premium (if any) or interest on any Bond on or after the respective due dates expressed in such Bond.

         Section 7.8 Unconditional Right to Receive Payment. Notwithstanding any other provision of this Indenture (other than Section 7.5(a) (Waiver of Defaults and Events of Default)), the right of any Holder to receive payment of the principal of, premium (if any) or interest on any Bond on or after the respective due dates expressed in such Bond (or, in the case of redemption, on the Redemption Date fixed for such Bond), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 7.9 Application of Monies Collected by Trustee. Any money collected by the Trustee pursuant to this Article 7 in respect of the Bonds, together with any other monies which may then be held by the Trustee under any of the provisions of this Indenture as security for the Bonds (other than monies at the time required to be held for the payment of specific Bonds at their stated maturities or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such monies on account of principal, premium (if any) or interest, upon presentation of the Outstanding Bonds, and stamping thereon of payment, if only partially paid, or upon surrender thereof, if fully paid:

         FIRST: To the payment of all amounts due the Trustee or any predecessor Trustee under Section 11.7 (Compensation; Reimbursement;
         Indemnification);

         SECOND: In case the unpaid principal amount of the Outstanding Bonds shall not have become due, to the payment of any interest in default, in the order of the maturity of the payments thereof;

         THIRD: In case the unpaid principal amount of a portion of the Outstanding Bonds shall have become due, first to the payment of accrued interest on all Outstanding Bonds in the order of the maturity of the payments thereof, and next to the payment of the unpaid principal and premium, if any, on all Bonds then due;

         FOURTH: In case the unpaid principal amount of all the Outstanding Bonds shall have become due, to the payment of the whole amount then due and unpaid upon the Outstanding Bonds for principal, premium, if any, and interest;

         FIFTH: In case the unpaid principal amount of all of the Outstanding Bonds shall have become due, and all of the principal, premium, if any, interest and other amounts owed in connection with the Outstanding Bonds shall have been indefeasibly paid in full in cash or cash equivalents, any surplus then remaining shall be paid to the Partnership, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct;

provided, however, that all payments in respect of the Bonds to be made pursuant to priorities "SECOND" through "FOURTH" of this Section 7.9 shall be made ratably to the Holders of Bonds entitled thereto, without discrimination or preference, based upon the ratio of (x) the unpaid principal amount of the Bonds in respect of which such payments are to be made that are held by each such Holder and (y) the unpaid principal amount of all Outstanding Bonds.

         Section 7.10 Waiver of Appraisement, Valuation, Stay and Right to Marshalling. To the full extent it may lawfully do so, the Partnership, for itself and for any other Person who may claim through or under it, hereby:

                  (a) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction which may delay, prevent or otherwise hinder (i) the performance or enforcement or foreclosure of this Indenture or the Bonds, (ii) the sale of the Indenture Collateral, (iii) the sale of any of the Indenture Collateral or (iv) the putting of the purchaser or purchasers thereof into possession of the Collateral immediately after the sale thereof:

                  (b) waives the benefit or advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any

                  (c) consents and agrees that the Indenture Collateral may be sold by the Trustee, as an entirety or in parts; and

                  (d) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Indenture.

         Section 7.11 Remedies Cumulative; Delay or Omission No Waiver. Each and every right, power and remedy herein specifically given to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, subject to the Collateral Agency Agreement, from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission by the Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Partnership or be an acquiescence therein.

         Section 7.12 The Collateral Agency Agreement. (a) Simultaneously with the execution and delivery of this Indenture, the Trustee shall enter into the Collateral Agency Agreement acting for itself and on behalf of all Holders of the Outstanding Bonds and all future Holders of any of the Bonds.

                  (b) Notwithstanding any other provision of this Indenture, all rights, powers and remedies available to the Trustee and the Holders, and all future Holders, with respect to the Collateral shall be subject to the Collateral Agency Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Indenture and the terms and provisions of the Collateral Agency Agreement, the terms and provisions of the Collateral Agency Agreement shall govern and control.

                  (c) In the event that the Trustee is called upon by the Collateral Agent to participate in any intercreditor vote pursuant to the Collateral Agency Agreement, the Trustee shall duly convene a meeting of any Holders in accordance with Article 8 (Acts of Holders) to canvass the Holders as to the vote to be cast. The Trustee shall vote in any intercreditor vote only in accordance with instructions issued by the Holders at such meeting, and in accordance with the percentages of Outstanding Bonds required to take action under this Indenture. In the event of the failure of any Holder to issue voting instructions to the Trustee prior to the expiration of the decision period in respect of the subject intercreditor decision, the Trustee shall refrain from voting on such intercreditor decision with respect to the Bonds held by such Holder.


                                  ARTICLE VIII

                                 ACTS OF HOLDERS


         Section 8.1 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders

(collectively, an "Act" of such Holders, which term also shall refer to the instruments or record evidencing or embodying the same), including any Act for which a specified percentage of the principal amount of the Bonds is required, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Bonds voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of this Article 8, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record are delivered to the Trustee and, when specifically required herein, to the Partnership. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Partnership, if made in the manner provided in this Section 8.1. Any record of any meeting of Holders shall be proved in the manner set forth in Section 8.7 (Counting Votes and Recording Action of Meeting).

                  (a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation, association or partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (b) The principal amount and serial numbers of Bonds held by any Person, and the date or dates of holding the same, shall be proved by the Bond Register and the Trustee shall not be affected by notice to the contrary.

                  (c) Any Act by the Holder of any Bond (i) shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Bond and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Bond to any other Person, including the Partnership or any Affiliate thereof.

                  (d) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Bonds for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Bonds may be revoked with respect to any or all of such Bonds by written notice by such Holder (or its duly appointed agent) or any subsequent Holder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable. In determining whether the requisite percentage or a majority in principal amount of Holders of Bonds has joined in any Act of Holders, (i) the percentage of Holders of Bonds voting and (ii) the mariner in which such Holders of Bonds have voted shall be as notified to the Trustee by the Partnership.

                  (e) Bonds authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Partnership shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Partnership, to such action, may be prepared and executed by the Partnership and authenticated and delivered by the Trustee in exchange for Outstanding Bonds, each at no cost to the Holders of such Bonds.

                  (f) The Partnership may by a resolution of its Executive Review Committee, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of Holders. Promptly after any record date is set pursuant to this clause (g), the Partnership, at its own expense, shall cause notice of such record date to be given to the Trustee in writing and to each Holder of Bonds in the manner set forth in Section 14.5(b) (Notices). If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to he Holders after such record date. No such instrument shall be valid or effective if signed more than ninety (90) days after such record date, and may be revoked as provided in clause (e) of this Section 8.1.

         Section 8.2 Purposes for Which Holders' Meeting Msy Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article 8 for any of the following purposes;

                  (a) to give any notice to the Partnership or to the Trustee, or to give any directions to the Trustee, or to waive or to consent co the waiving of any default hereunder and its consequences:

                  (b) to remove the Trustee and appoint a successor Trustee pursuant to Article 11 (The Trustee);

                  (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Article 11 (Supplemental Indentures);

                  (d) to canvass the Holders as to the vote to be cast by the Trustee in any intercreditor vote pursuant to the Collateral Agency Agreement; or

                  (e) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds under any other provision of this Indenture or under Applicable Law.

         Section 8.3 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of Bonds for any of the purposes set forth in Section
8.2 (Purposes for Which Holders' Meeting May be Called) to be in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, in the manner provided in Section 14.5(b) (Notices), not less than twenty (20) nor more than one hundred eighty (180) days prior to the date fixed for the meeting, to the Holders of the Bonds.

         Sectopm 8.4 The Partnership and Holders May Call Meeting. In case the Partnership, pursuant to an appropriate Partnership action, or the Holders of at least ten percent (10%) in aggregate principal amount of the Outstanding Bonds shall have requested the Trustee to call a meeting of Holders of Bonds, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within twenty (20) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Partnership or the Holders or Bonds in the amount above specified may determine the time and place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 8.2 (Purposes for Which Holders' Meeting May be Called) by giving notice thereof as provided in
Section 14.5(b) (Notices).

         Section 8.5 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Bonds with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as proxy for the Holder or Holders of such Bonds by a Holder of one or more such Bonds. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Partnership and its counsel.

         Section 8.6 Determination of Voting Rights: Conduct and Adjournment of Meeting.

                  (a) Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.1 (Acts of Holders) or other proof. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 8.1 (Acts of Holders) and the appointment of any proxy shall be proved in the manner specified in said Section 8.1 (Acts of Holders) or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

                  (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Partnership or by Holders as provided in Section 8.4 (The Partnership and Holders May Call Meeting), in which case the Partnership or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Bonds represented at the meeting and entitled to vote.

                  (c) Subject to the provisions of Section 6.8 (Bonds Owned by Certain Persons Deemed Not Outstanding), at any meeting each Holder of a Bond or a proxy shall be entitled to one vote for each $100,000 principal amount of Bonds held or represented by it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds held by him or Instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Holders of Bonds. Any meeting of Holders duly called pursuant to Section 8.3 (Call of Meetings by Trustee) or Section 8.4 (The Partnership and Holders May Call Meeting) may be adjourned from time to time, and the meeting may be held as so adjourned without further notice. At any meeting, the presence of Persons holding or representing Bonds with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; provided, however, that if less than a quorum shall be present at any meeting, the Persons holding or representing a majority of the Bonds represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

         Section 8.7 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of Bonds shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds or of their representatives by proxy and the serial numbers and principal amounts of the Bonds held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken at such meeting and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.3 (Call of Meetings by Trustee). The record shall show the serial numbers of the Bonds voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Partnership and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 8.8 Bonds Owned by Certain persons Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any request, demand, authorization, direction, notice, consent, waiver or other act under this Indenture, Bonds which are owned by the Partnership, the Partners or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds for which the Trustee has received written notice of such ownership as conclusively evidenced by the Bond Register shall be so disregarded. The Partnership shall furnish the Trustee, upon its reasonable request, with an Officer's Certificate listing and identifying all Bonds, if any, known by the Partnership to be owned or held by or for the account of any of the above-described Persons, and the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that the Bonds not listed therein are Outstanding for the purpose of any such determination. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.8 if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Bonds and that the pledgee is not an Affiliate of the Partnership or any Partner.

         Section 8.9 Right of Revocation of Action Taken; Acts of Holders Binding. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1 (Acts of Holders), of the taking of any action by the Holders of the percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action, any Holder of a Bond the serial number of which is shown by the evidence to be included in the Bonds the Holders of which have consented to such action may, by filing written notice with the Trustee and upon proof of holding as provided in Section 8.1 (Acts of Holders), revoke such action so far as concerns such Bond. Except as aforesaid, any such action taken by the Holder of any Bond shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Bond, and of any Bond issued in exchange therefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Bond or any Bond issued in exchange therefor or in place thereof. Any action taken by the Holders of the percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action shall be conclusively binding upon the Partnership, the Trustee and the Holders of all the Bonds affected by such action.


                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

         Section 9.1 Amendments and Supplements to Indenture Without Consent of Holders. This Indenture may be amended or supplemented by the Partnership and the Trustee at any time and from time to time without the consent of the Holders by a Supplemental Indenture authorized by a resolution of the Executive Review Committee of the Partnership filed with, and in form satisfactory to, the Trustee, solely for one or more of the following purposes:

                  (a) to add additional covenants of the Partnership, to surrender any right or power herein conferred upon the Partnership or to confer upon the Holders any additional rights, remedies, benefits, powers or authorities that may lawfully be conferred;

                  (b) in increase the assets securing the Partnership's obligations under this Indenture;

                  (c) to provide for the issuance of Additional Bonds on the conditions set forth in Section 2.3 (Additional Bonds);

                  (d) for any purpose not inconsistent with the terms of this Indenture to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture;

                  (e) in connection with, and to reflect, any amendments to the provisions hereof required by the Rating Agencies in circumstances where confirmation of the Ratings are required under the Indenture in connection with the issuance of Additional Bonds or the taking of other actions by the Partnership; provided, however, that such amendments are not, in the judgment of the Trustee, to the prejudice of the Trustee or the Holders; or

                  (f) to provide for the issuance of exchange Bonds as contemplated by any agreement entered into in connection with the issuance of Additional Bonds.

         Section 9.2 Amendments and Supplements to Indenture With Consent of Holders. This Indenture may be amended or supplemented by the Partnership and the Trustee at any time and from time to time, with the consent of the Majority Holders, for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, this Indenture, except with respect to (a) the principal, premium (if any) or interest payable upon any Bonds, (b) the dates on which interest on or principal of any Bonds is paid, (c) the dates of maturity of any Bonds, (d) this Article 9 (Supplemental Indentures) and (e) the grant of security interests for the benefit of the Bonds. The matters of this Indenture described in clauses (a) through (e) of the preceding sentence may be amended or supplemented by the Partnership and the Trustee at any time and from time to time only with the consent of the One Hundred Percent Holders. Notice of any such amendment shall be given by the Partnership to any Rating Agency then maintaining a Rating for the Bonds.

         Section 9.3 Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with the Partnership in the execution and delivery of any Supplemental Indenture or amendment permitted by this Article 7 and in so doing shall be fully protected in relying upon an Opinion of Counsel stating that such Supplemental Indenture or amendment is so permitted and has been duly authorized by the Partnership and that all things necessary to make it a valid and binding agreement have been done.

         Section 9.4 Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder of Bonds therefor or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 9.5 Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article 9 may, and shall if required by the Partnership or the Trustee, bear a notation in form approved by the Partnership and the Trustee as to any matter provided for in such Supplemental Indenture and, in such case, suitable notation may he made upon Outstanding Bonds after proper presentation and demand. If the Partnership or the Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Partnership and the Trustee, to any such Supplemental Indenture may be prepared and executed by the Partnership and authenticated and delivered by the Trustee in exchange for Outstanding Bonds, each at the expense of the Partnership.

                                    ARTICLE X

                     SATISFACTION AND DISCHARGE; DEFEASANCE


         Section 10.1 Satisfacction and Discharge of Indenture. (a) Except as set forth in Section 10.3 (Survival of Obligations), this Indenture shall cease to be of further effect and the Trustee, on written demand and at the expense of the Partnership, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                          (i)   either:

                           (A) all Bonds theretofore authenticated and delivered
                  (other than (1) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as set forth in
                  Section 2.10 (Mutilated, Destroyed, Lost or Stolen Bonds) and
                  (2) Bonds deemed to have been paid in accordance with clause
                  (B) immediately below) have been delivered to the Trustee for cancellation; or

                           (B) (1) all Bonds not theretofore delivered to the
                  Trustee for cancellation (x) have become due and payable, (y) shall become due and payable within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Partnership and (2) the Partnership shall have deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay when due at maturity or upon redemption all principal of, premium (if any), interest on and other amounts in respect of such Bonds not theretofore delivered to the Trustee for cancellation.

                         (ii) the Partnership shall have paid or caused to he paid all other sums due and payable by it hereunder; and

                        (iii) the Partnership shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (B) the satisfaction and discharge of this Indenture pursuant to this Section 10.1 shall not be deemed to be, and shall not result in, a taxable event with respect to the Holders for purposes of United States federal income taxation.


         Section 10.2 Defeasance. (a) Subject to clause (d) of this Section 10.2, Section 10.3 (Survival of Obligations) and Section 10.7 (Reinstatement), the Partnership may at any time terminate:

                          (i) all of its obligations under the Bonds and this Indenture (the "Legal Defeasance Option"); or

                         (ii) (A) its obligations under any provision of
         Article 4 (Covenants) hereunder (except with respect to Section 5.1(d) (Maintenance of Existence; Compliance with Applicable Laws) of the Common Agreement) and (B) the operation of clauses (c) (except with respect to Section 5.1(d) (Maintenance of Existence, Compliance with

         Applicable Laws) of the Common Agreement), (d), (h) and (j) of
         Section 6.1 (Events of Default) of the Common Agreement (the "Covenant Defeasance Option");

provided that the Partnership may exercise the Legal Defeasance Option notwithstanding the prior exercise of the Covenant Defeasance Option.

                  (b) If the Partnership elects to exercise the Legal Defeasance Option and all applicable conditions set forth in clause (d) of this Section
10.2 are satisfied, payment of the Bonds may not be accelerated because of any Event of Default. If the Partnership elects to exercise the Covenant Defeasance Option and all applicable conditions set forth in clause (d) of this Section
10.2 are satisfied, payment of the Bonds may not be accelerated because of an Event of Default specified in clause (c) (except with respect to Section 5.1(d) (Maintenance of Existence; Compliance with Applicable Laws) of the Common Agreement), (d), (h) and (j) of Section 6.1 (Events of Default) of the Common Agreement.

                  (c) If the Partnership elects to exercise the Legal Defeasance Option or the Covenant Defeasance Option and all applicable conditions set forth in clause (d) of this Section 10.2 are satisfied, the Trustee shall, upon request of the Partnership, acknowledge in writing the discharge of such obligations that the Partnership terminates pursuant to this Section 10.2.

                  (d) The Partnership may exercise its Legal Defeasance Option or its Covenant Defeasance Option only if the following conditions are satisfied:

                          (i) the Partnership irrevocably deposits (such deposit, the "Defeasance Deposit") in trust with the Trustee monies or US Government Obligations for the payment of principal of, premium (if any) and interest on the Bonds to the Final Maturity Date thereof or the Redemption Date therefor, as the case may be;

                         (ii) the Partnership delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited US Government Obligations plus any deposited monies without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest when due on all the Bonds to the Final Maturity Date thereof or the Redemption Date therefor, as the case may be;

                        (iii) ninety one (91) days pass after the Defeasance Deposit is made and no Default or Event of Default described in clause
         (e) or (f) of Section 6.1 (Events of Default) of the Common Agreement shall occur during the ninety one (91) day period and be continuing at the end of such period; provided, however, that the foregoing condition need not be satisfied if at the time of the Defeasance Deposit the Partnership delivers to the Trustee an Opinion of Counsel to the effect that, or a court should hold that, such deposit would not constitute a preference that could be avoided under Section 547 of the Federal Bankruptcy Code, notwithstanding that ninety one (91) days have not passed since the date of the Defeasance Deposit;

                         (iv) no Default or Event of Default (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Bonds) shall have occurred and be continuing on the date of and after giving effect to the Defeasance Deposit,

                          (v) the Defeasance Deposit does not constitute a default under any other agreement binding on the Partnership;

                         (vi) the Partnership delivers to the Trustee an Opinion of Counsel to the effect that, or a court should hold that, the trust resulting from the Defeasance Deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended from time to time;

                        (vii) in the case of the Legal Defeasance Option, the Partnership shall have delivered to the Trustee an Opinion of Counsel to the effect that, or a court should hold that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, which Opinion of Counsel shall be based upon an Internal Revenue Service ruling or a change in the applicable United States federal income tax law or United States Treasury regulations since the Closing Date;

                       (viii) in the case of the Covenant Defeasance Option, the Partnership shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax purposes on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

                         (ix) the Partnership delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Bonds as contemplated in this Section 10.2 have been complied with;

provided, however, that, notwithstanding the foregoing provisions of this
Section 10.2, the conditions set forth in clauses (ii), (iii), (iv), (v), (vi),
(vii) and (viii) need not be satisfied so long as, at the time the Partnership makes the Defeasance Deposit, (1) no Default under clause (a) of Section 5.1 (Events of Default) hereof shall have occurred and be continuing on the date of and after giving effect to the Defeasance Deposit, (2) no Default under clause
(e) or (f) of Section 6.1 (Events of Default) of the Common Agreement shall have occurred and be continuing on the date of and after giving effect to the Defeasance Deposit, and (3) either (x) a notice of redemption has been mailed pursuant to Section 3.4 (Notice of Redemption) providing for redemption of all the Bonds not more than forty (40) days after such mailing and the provisions of
Article 3 (Redemption of Bonds) with respect to such redemption shall have been complied with or (y) the Final Maturity Date of the Bonds will occur within forty (40) days. If the conditions set forth in the foregoing proviso are satisfied, the Partnership shall be deemed to have exercised the Covenant Defeasance Option.

         Section 10.3 Survival of Obligations. Notwithstanding (a) the satisfaction and discharge of this Indenture pursuant to Section 10.1 (Satisfaction and Discharge of Indenture) or (b) any defeasance pursuant to
Section 10.2 (Defeasance), the obligations of the Partnership and the Trustee under this Article 10 and under Section 2.5 (Form of Bonds), Section 2.6 (Maintenance of Offices and Agencies), Section 2.7 (Transfer and Exchange of Bonds), Section 2.10 (Mutilated, Destroyed, Lost or Stolen Bonds), Article 11 (The Trustee) and Section 12.1 (Names and Addresses of Holders) shall survive.

         Section 10.4 Application of Trust Money. (a) The Trustee shall hold in trust all monies and US Government Obligations deposited with it pursuant to this Article 10 and shall apply such deposited monies and the monies derived from such US Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of the principal of, premium (if any) and interest the Bonds.

                  (b) The Trustee and the Paying Agent shall deliver or pay to the Partnership from time to time upon request by the Partnership any monies or U.S. Government Obligations deposited with it pursuant to this Article 10 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof required to effect defeasance pursuant to this
Article 8 with respect to the Outstanding Bonds.

         Section 10.5 Unclaimed Monies. Monies deposited with the Trustee pursuant to this Article 10 which remain unclaimed two years following the date payment thereof becomes due shall, at the request of the Partnership, if at such time no Event of Default shall have occurred and be continuing, be paid to the Partnership, and the Holders of the Bonds for which such deposit was made shall thereafter be limited to a claim against the Partnership; provided, however, that the Trustee, prior to making payment to the Partnership pursuant to this
Section 10.5, may, at the expense of the Partnership, cause a notice to be published once in a newspaper or financial journal of general circulation in the Borough of Manhattan, The City of New York, stating that the monies remaining unclaimed will be returned to the Partnership after a specified date.

         Section 10.6 Indemnity for US Government Obligations. The Partnership shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed or assessed against US Government Obligations deposited pursuant to this
Article 10 or the principal and interest received with respect to such US Government Obligations, other than any such tax, fee or other charge that by law is for the account of the Holders of the Outstanding Bonds.

         Section 10.7 Reinstatement. If the Trustee or the Paying Agent is unable to apply any monies or US Government Obligations in accordance with this
Article 10 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Partnership's obligations under this Indenture and the Bonds shall be revived and reinstated as though no deposit of monies or US Government Obligations shall have occurred pursuant to this Article 10 until such time as the Trustee or the Paying Agent is permitted to apply such monies or US Government Obligations in accordance with this Article 10; provided, however, that, if the Partnership has made any payment of principal of, premium or interest on any Bonds following the reinstatement of its obligations, the Partnership shall be subrogated to the rights of the Holders of such Bonds to receive such payment from the monies or US Government Obligations held by the Trustee or the Paying Agent.


                                   ARTICLE XI

                                   THE TRUSTEE


         Section 11.1 (a) Except during the continuance of an Event of Default:

                          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, provided, however, that, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Indenture.

                  (b) Subject to the Collateral Agency Agreement, in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent omissions, or its own willful misconduct, except that:

                          (i) this clause (c) shall not be construed to limit the effect of clause (a) of this Section 11.1;

                         (ii) the Trustee shall not be liable for any error of judgment made in good faith by one or more Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

                        (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the Collateral Agency Agreement or the direction of the Majority Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                         (iv) no provision or this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity against such risk or liability is not assured to it.

                  (d) Whether or not herein or therein expressly so provided, every provision of this Indenture and the other Financing Documents to which it is a party relating to the conduct or affecting the liability of or affording protection to the Trustee (and its officers, directors, employees, agents, successors and assigns) shall be subject to the provisions of this Section 11.1 and, notwithstanding anything to the contrary, the Collateral Agency Agreement.

                  (e) The Trustee shall not be responsible for insuring the Project or for collecting any insurance monies and shall have no responsibility for the financial, physical or other condition of the Project.


         Section 11.2 Certain Rights of Trustee. (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, notice, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Partnership shall be sufficiently evidenced by a written instrument signed by an Authorized Officer of the Partnership and any resolution of the Board of Directors of the Partnership shall be sufficiently evidenced by a copy thereof certified by the secretary of such Board of Directors;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence is herein specifically prescribed to be relied upon) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                  (d) the Trustee may consult with counsel selected by it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity (reasonably acceptable to such Trustee) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, notice, other evidence of Indebtedness or other paper or document;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed in good faith by it hereunder;

                  (h) the Trustee shall be under no obligation to take any action pursuant to any request or direction, if it shall receive conflicting requests or directions from any party so authorized; provided that the Trustee inform such parties as to the existence of conflicting requests or directions;

                  (i) the Trustee shall be under no obligation to take any action which is discretionary with the Trustee under this Indenture or any other Financing Document; and

                  (j) the Trustee shall have no responsibility with respect to the recording, re-recording, filing or re-filing under the laws of any jurisdiction of this Indenture or any other Security Document, or any document or statement that may be recorded, re-recorded, filed or re-filed under any such laws to perfect or protect the security interests created by or pursuant to this Indenture, any other Security Document or any other document or to the payment of fees, charges, or taxes in connection therewith or to give any notice thereof.

         Section 11.3 Notice of Default. (a) If payment on any Bond is not made when it becomes due and payable, the Trustee shall promptly notify the Partnership that it has failed to make such payment. Within thirty (30) days after the occurrence of an Event of Default of which the Trustee has actual knowledge, the Trustee shall give to all Holders, in the manner provided for in
Section 14.5(b) (Notices), notice of such Event of Default, unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of an Event of Default in respect of payment of the principal of, premium, if any, or interest on any Bond, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

                  (b) Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, or of any other documents executed in connection with the Bonds, or as to the existence of an event of default thereunder, and shall not be deemed to have notice of an Event of Default unless and until a Responsible Officer of the Trustee shall have (i) been notified in writing in accordance with the terms hereof or (ii) shall have received notice thereof from the Collateral Agent pursuant to Section 6.2 (Rights of the Collateral Agent) of the Collateral Agency Agreement. The occurrence of either clause (i) or clause (ii) shall constitute for purposes of this Indenture "actual knowledge" on behalf of the Trustee.

                  (c) The Trustee shall give to all Holders any notices received by it pursuant to the Collateral Agency Agreement (other than those specifically for the Trustee only and those which the Trustee determines should not, in the interests of the Holders, be given to the Holders).

         Section 11.4 Not Responsible for Recitals or Issuance of Bonds. The recitals, representations, warranties, and other statements contained herein, in the other Financing Documents, and in the Bonds, except the Trustee's certificate of authentication, shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or any of the other Financing Documents or of the Bonds. The Trustee shall not be accountable for the use or application by the Partnership of the Bonds or the proceeds of the issuance and sale thereof.

         Section 11.5 May Hold Bonds. The Trustee or any other agent of the Partnership, in its individual or any other capacity, may become the owner or pledgee of Bonds and may deal with the Partnership with the same rights it would have if it were not Trustee or such other agent.

         Section 11.6 Monies Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by Applicable Law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Partnership.

         Section 11.7 Compensation; Reimbursement; Indemnification. (a) The Partnership hereby agrees:ent; Indemnification.

                          (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder or in connection with the Financing Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                         (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or in connection with the Financing Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

                        (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  (b) All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

                  (c) The rights of the Trustee and the obligations of the Partnership under this SECTION 11.7 shall survive the resignation or removal of the Trustee, the payment of the Bonds and the satisfaction, discharge or termination of this Indenture.

         Section 11.8 Eligibility. There shall at all times be a Trustee hereunder which shall (a) be a corporation organized and doing business under the laws of the United States, of any state or territory thereof or of the District of Columbia, (b) be authorized under such laws to exercise corporate trust powers, (c) be subject to supervision or examination by federal, state, territorial or District of Columbia authority, (d) have a combined capital and surplus of at least $50,000,000 and (e) have a corporate trust office in the Borough of Manhattan, The City of New York, to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually, pursuant to Applicable Law or to the requirements of said supervising or examining authority, then for purposes of this Section 11.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the

Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 11. None of the Partnership, any other obligor upon the Bonds or any Affiliate of any of the foregoing shall serve as Trustee hereunder.

         Section 11.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 11 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 11.10 (Acceptance of Appointment by Successor Trustee).

                  (b) The Trustee may resign at any time by giving written notice thereof to the Partnership. If the instrument of acceptance by a successor Trustee required by Section 11.10 (Acceptance of Appointment by Successor Trustee) shall not have been delivered to the Trustee within thirty
(30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Majority Holders delivered to the Trustee and the Partnership.

                  (d) If at any time any of the following shall occur:

                          (i) the Trustee shall cease to be eligible under
         Section 11.8 (Eligibility) and shall fail to resign after written request therefor by the Partnership or by any Holder of a Bond; or

                         (ii) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Partnership by a resolution of its Executive Review Committee may remove the Trustee, or (B) any Holder who has been a bona fide Holder of a Bond for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of action, or if a vacancy shall occur in the office of Trustee for any reason, the Partnership, by a resolution of its Executive Review Committee, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 11.10 (Acceptance of Appointment by Successor Trustee). If, within thirty (30) days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee is appointed by Act of the Majority Holders delivered to the Partnership and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 11.10 (Acceptance of Appointment by Successor Trustee), become the successor Trustee with respect to the Bonds and to that extent supersede the successor Trustee appointed by the Partnership. If no successor Trustee shall have been so appointed by the

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

Partnership or the Holders and have accepted appointment in the manner required by Section 11.10 (Acceptance of Appointment by Successor Trustee), any Holder who has been a bona fide Holder of a Bond for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Partnership shall, at its own expense, give notice of each resignation and each, removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 14.5(b) (Notices). Each notice required to be given pursuant to this Section 11.9(f) shall include the name of the successor Trustee and the address of its principal corporate trust office.

         Section 11.10 Acceptance of Appointment by Successor Trustee. (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Partnership and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided that, on the request of the Partnership or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                  (b) Upon request of the Collateral Agent, the Collateral Agent or the Partnership, any successor Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts under the other Financing Documents to which the Trustee is a party.

                  (c) Upon request of any successor Trustee, the Partnership shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in clause (a) of this Section 11.10.

                  (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 11.

         Section 11.11 Merger Conversion or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 11, without the execution and filing of any instrument or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

         Section 11.12 Authorization. The Trustee is hereby authorized to execute, deliver and perform on behalf of the Holders, the Collateral Agency Agreement and each of the other Financing Documents to which the Trustee is or is intended to be a party, and each Holder agrees to be bound by all of the agreements of the Trustee contained therein.

         Section 11.13 Consequential Damages. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Indenture for indirect, special, incidental or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Trustee and regardless of the form of action.


                                   ARTICLE XII

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

         Section 12.1 Names and Addresses of Holders. (a) If the Trustee is at any time not the Registrar, the Partnership shall furnish or cause to be furnished to the Trustee:

                          (i) Semi-Annually, not more than fifteen (15) days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                         (ii) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Partnership of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished.

                  (b) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in clause (a) of this Section
12.1 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in clause (a) of this Section 12.1 upon receipt of a new list so furnished.


                                  ARTICLE XIII

                               THE DEPOSITARY BANK

         Section 13.1 Procedures Governing Indenture Accounts. (a) The Depositary Bank hereby agrees to act as such and to accept all cash, payments, other amounts (including any instruments in respect thereof) and Permitted Investments to be delivered to or held by the Depositary Bank pursuant to the terms of this Indenture, and to promptly deposit all such amounts and Permitted Investments into the Indenture Accounts established hereunder in accordance with the terms hereof. The Depositary Bank shall hold and safeguard the Indenture Accounts during the term of this Indenture and shall treat the cash, payments, other amounts and Permitted Investments, and all rights related thereto, now or hereafter deposited in or credited to the Indenture Accounts as "financial assets" (as defined in Section 8-102(a)(9) of the UCC), pledged by the Partnership to the Trustee for the benefit of the Holders, to be held by the Depositary Bank, acting as a "securities intermediary" (as defined in the UCC).

                  (b) The Indenture Accounts and sub-accounts established pursuant to Section 5.1 (Establishment of Indenture Accounts) shall be in the name of the Trustee, for the benefit of the Holders, for purposes of granting the Trustee, on behalf of the Holders, a security interest therein in accordance with this Indenture. The Trustee shall be the entitlement holder with respect to such of the Indenture Collateral consisting of securities entitlements for purposes of the UCC. All amounts and Permitted Investments from time to time held in each Indenture Account shall be (a) registered in the name of the Trustee, for the benefit of the Holders, (b) held in the custody of the Depositary Bank for the purposes and on the terms set forth in this Indenture and (c) endorsed to the Trustee or credited to another account maintained in the name of Trustee. All such amounts shall constitute a part of the Indenture Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Partnership until applied as hereinafter provided.

                  (c) Each of the Indenture Accounts shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Depositary Bank acting at the written direction of the Trustee. The Partnership agrees that its rights to monies held in the Indenture Accounts are subject to and controlled by the terms of this Indenture. In no case will any amounts or Permitted Investments deposited in or credited to any Indenture Account be registered in the name of the Partnership, payable to the order of the Partnership or specially endorsed to the Partnership except to the extent the foregoing have been specially endorsed to the Trustee or in blank.

                  (d) The Depositary Bank hereby agrees that it will comply with "entitlement orders" (within the meaning of Section 8-102(a)(8) of the UCC, including, without limitation, any notification to the Depositary Bank directing transfer of redemption of any securities or other financial assets in any Indenture Account) issued by the Trustee and relating to any Indenture Account without the requirement of further consent by the Partnership or any other Person. The Depositary Bank hereby represents that it has not entered into, and, hereby agrees that until the termination of this Indenture, it will not enter into, any agreement with any other Person (other than the Partnership) relating to the Indenture Accounts (or the amounts and Permitted Investments deposited therein or credited thereto) pursuant to which it has agreed to comply with entitlement orders made by such Person. The Depositary Bank hereby represents that it has not entered into any other agreement with the Partnership or the Trustee purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders as set forth in this Section 13.1(d). The Trustee agrees that it shall not issue entitlement orders in any circumstances which are not permitted by this Indenture.

         Section 13.2 Appointment of Depositary Bank; Powers and Immunities. (a) The Depositary Bank may execute any of its duties under this Indenture by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining hereto.

                  (b) The Trustee on behalf of the Holders under this Indenture hereby appoints the Depositary Bank to act as depositary bank and "securities intermediary" hereunder with such powers as are expressly delegated to the Depositary Bank by the terms of this Indenture. The Depositary Bank shall not have any duties or responsibilities except those expressly set forth in this Indenture. Without limiting the generality of the foregoing, the Depositary Bank shall take all actions as the Trustee shall direct it to perform in accordance with the express provisions of this Indenture or as the Trustee may otherwise direct it to perform in accordance with the provisions of this Indenture. Notwithstanding anything to the contrary contained herein, the Depositary Bank shall not be required to take any action which is contrary to this Indenture or applicable law. Neither the Depositary Bank nor any of its Affiliates shall be responsible to any Holder for any recitals, statements, representations or warranties made by the Partnership contained in this Indenture or in any certificate or other document referred to or provided for in, or received by any Holder under, the Indenture for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any other document referred to or provided for herein or therein or for any failure by the Partnership to perform its obligations hereunder or thereunder. The Depositary Bank shall not be required to ascertain or inquire as to the performance by the Partnership of any of its or their obligations under this Indenture or any other document or agreement contemplated hereby or thereby. The Depositary Bank shall not be (a) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Security Document or (b) responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct) or in connection with any other Security Document. Except as otherwise provided under this Indenture, the Depositary Bank shall take action under this Indenture only as it shall be directed in writing by the Trustee. Whenever in the administration of this Indenture the Depositary Bank shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary Bank taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of any Authorized Officer of the Partnership, or the Trustee, if appropriate. The Depositary Bank shall have the right at any time to seek instructions concerning the administration of this Indenture from the Trustee or any court of competent jurisdiction. The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

         Section 13.3 Reliance by Depositary Bank. The Depositary Bank shall be entitled to rely upon and shall not be bound to make any investigation into the facts or matters stated in any Officer's Certificate of the Partnership, the Trustee's or any other notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice or statement of legal counsel, independent accountants and other experts selected by the Depositary Bank and shall have no liability for its actions taken thereupon, unless due to the Depositary Bank's willful misconduct or gross negligence. Without limiting the foregoing, the Depositary Bank shall be required to make payments to the Holders only as set forth herein. The Depositary Bank shall be fully justified in failing or refusing to take any action under this Indenture
(i) if such action would, in the reasonable opinion of the Depositary Bank, be contrary to Applicable Law or the terms of this Indenture, (ii) if such action is not specifically provided for in this Indenture, it shall not have received any such advice or concurrence of the Trustee as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Indenture (whether such action is or is intended to be an action of the Depositary Bank or the Trustee), it shall not first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action. The Depositary Bank shall in all cases be fully protected in action, or in refraining from acting, under this Indenture in accordance with a request of the Trustee, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Holders.

         Section 13.4 Court Orders. The Depositary Bank is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary Bank. The Depositary Bank shall not be liable to any of the parties hereto or any other Holder, their successors, heirs or personal representatives by reason of the Depositary Bank's compliance with such writs, orders, judgments or decrees notwithstanding that such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

         Section 13.5 Resignation of Removal. Subject to the appointment and acceptance of a successor Depositary Bank as provided below, the Depositary Bank may resign at any time by giving thirty (30) days prior written notice thereof to the Trustee and the Partnership, provided that in the event the Depositary Bank is also the Trustee, it must also at the same time resign as Trustee. The Depositary Bank may be removed at any time with cause by the Trustee. Except during the continuation of a default or event of default under this Indenture, the Partnership shall have the right to remove the Depositary Bank upon thirty
(30) days prior written notice to the Holders with or without cause, effective upon the appointment of a successor Depositary Bank under this Section 13.5, which is reasonably acceptable to the Trustee. In the event that the Depositary Bank shall decline to take any action without first receiving adequate indemnity from the Partnership, the Holders or the Trustee, as the case may be and, having received an indemnity, shall continue to decline to take such action, the Trustee shall be deemed to have sufficient cause to remove the Depositary Bank. In the event that the Depositary Bank is also the Trustee, the Trustee shall have the right to remove the Depositary Bank with or without cause. Upon any such resignation or removal, the Trustee shall have the right to appoint a successor Depositary Bank, which Depositary Bank (except during the continuation of a default or event of default under this Indenture) shall be reasonably acceptable to the Partnership. If no successor Depositary Bank shall have been appointed by the Trustee and shall have accepted such appointment within thirty
(30) days after the retiring Depositary Bank's giving of notice of resignation or removal of the retiring Depositary Bank, then (i) the retiring Depositary Bank may petition a court of competent jurisdiction for the appointment of a successor Depositary Bank or (ii) the retiring Depositary Bank may appoint a successor Depositary Bank, which shall be a bank or trust company reasonably acceptable to the Trustee and the Partnership. Upon the acceptance of any appointment as Depositary Bank hereunder by the successor Depositary Bank, (a) such successor Depositary Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary Bank and shall be discharged from its duties and obligations hereunder and (b) the retiring Depositary Bank shall promptly transfer all Indenture Accounts within its possession or control to the possession or control of the successor Depositary Bank and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary Bank with respect to the Indenture Accounts to the successor Depositary Bank. After the retiring Depositary Bank's resignation or removal hereunder as Depositary Bank, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Depositary Bank.

         Section 13.6 Expenses; Indeminification; Fees. (a) The Partnership agrees to pay or reimburse all reasonable out-of-pocket expenses of the Depositary Bank (including reasonable fees and expenses for legal services) in respect of, or incident to, the execution, administration or enforcement of any of the provisions of this Indenture or in connection with any amendment, waiver or consent relating to this Indenture. The obligations contained in this Section
13.6 shall survive the termination of this Indenture or the resignation or removal of the Depositary Bank.

                  (b) The Partnership agrees to indemnify the Depositary Bank in its capacity as such, and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an "Indemnified Depositary Bank Party") from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or resulting from this Indenture (including, without limitation, performance under or enforcement of this Indenture, but excluding any such claims, losses or liabilities resulting from the Indemnified Depositary Bank Party's gross negligence or willful misconduct). This indemnity shall survive the termination of this Indenture, and the resignation or removal of the Depositary Bank.

                  (c) On the Closing Date, and on each anniversary of the Closing Date to and including the Debt Termination Date, the Partnership shall pay the Depositary Bank an annual fee in an amount mutually agreed on by the Partnership and the Depositary Bank.


                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS


         Section 14.1 Third Party Beneficiaries. Except as provided in Section
14.6 (Successors and Assigns), nothing in this Indenture or in the Bonds, express or implied, shall give or be construed to give any Person, other than the parties hereto and the Holders of the Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 14.2 Severability. In case any provision in or obligation under this Indenture or the Bonds shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any jurisdiction, shall not in any way be affected or impaired thereby.

         Section 14.3 Substitute Notice. If for any reason it shall be impossible to make publication of any notice required hereby in a newspaper or financial journal of general circulation in the Borough of Manhattan, The City of New York, then such publication or other notice in lieu thereof as shall be made with the approval of the Trustee shall constitute a giving of such notice.

         Section 14.4 Notices to Rating Agencies. Upon the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge hereunder, the Trustee shall promptly given notice thereof to each of the Rating Agencies.

         Section 14.5 Notices. (a) Except as otherwise expressly provided herein, (i) all notices and other communications provided for hereunder shall be provided in writing (including telegraphic, telex, facsimile or cable communication) and shall be sent by telecopy, telex, telegraph or cable with the original of such communication dispatched by registered airmail (or, if inland, registered first-class mail) with postage prepaid to the Partnership, the Trustee, the Collateral Agent and the Rating Agencies at their respective addresses specified on Schedule III hereto, or at such other address as shall be designated by such Person in a written notice to the other parties hereto and (ii) all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier, be effective seven (7) days after being deposited in the mails in the manner as aforesaid, when delivered to the telegraph company or cable company (if inland), one (1) day or (if overseas) three (3) days after delivery to a courier in the manner as aforesaid, as the case may be, or when sent by telex (with the correct answer back) or telecopier (after confirmation of receipt).

                  (b) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Bond Register, not later than the latest date (if any) and not earlier than the earliest date (if any) prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the matter herein provided shall be conclusively presumed to have been duly given.

         Section 14.6 Successors and Assigns. All of the covenants, promises and agreements in this Indenture by or on behalf of the Partnership or the Trustee shall bind and inure to the benefit of their respective successors and assigns, regardless of whether so expressed.

         Section 14.7 Section Headings. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Indenture.

         Section 14.8 Counterparts. This Indenture may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Indenture by signing any such counterpart.

         Section 14.9 Governing Laws; Submission to Jurisdiction. (a) This Indenture is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations
Law).

                  (b) Any legal action or proceeding against the Partnership with respect to this Indenture may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this

Indenture, the Partnership here by irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Partnership agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Partnership, and may be enforced in any other jurisdiction, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Partnership irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Partnership, at its address referred to in Section 14.5(a) (Notices), such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Trustee or any other Person to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Partnership in any other jurisdiction.

                  (c) The Partnership hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Indenture in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14.10 Legal Holidays. If any date for the payment of principal of, premium (if any) or interest on the Bonds is not a Business Day, such payment shall be due on the first Business Day thereafter.

         Section 14.11 Limitation of Liability. (a) The obligations of the Partnership hereunder are solely the obligations of the Partnership and no recourse shall be had against any Partner, employee, officer, director, Affiliate, agent or servant of the Partnership (each a "Non-Recourse Person") with respect to the Bonds or this Indenture, any of the obligations of the Partnership hereunder or any obligation of the Partnership for the payment of any amount payable hereunder for any claim based on, arising out of or relating to the Bonds or this Indenture; provided, however, that nothing in this Section
14.11 shall be deemed to affect or diminish (a) the obligations of any such Non-Recourse Person under any Transaction Document to which it is party, (b) the rights and remedies of the Trustee and the Holders against any such Non-Recourse Person under any Transaction Document to which any such Non-Recourse Person is a party or (c) the rights and remedies of the Trustee and the Holders with respect to the Collateral.

                  (b) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee (or its officers, directors, employees, agents, successors and assigns) be liable under or in connection with this Indenture for any special, indirect or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Trustee and regardless of the form of action.

         Section 14.12 Entire Agreement. This Indenture, together with any other agreements executed in connection herewith, is intended by the parties hereto as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions hereof.

         Section 14.13 Survival. The representations and warranties of the Partnership contained herein shall survive the execution and delivery of this Indenture.

         Section 14.14 All Payments in US Dollars. All payments under this Indenture or the Bonds shall be made exclusively in United States dollars.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.

                                  TENASKA GEORGIA PARTNERS, L.P.

                                  By: Tenaska Georgia, Inc.
                                      Managing General Partner

                                  By: /s/ Michael F. Lawler
                                      ------------------------------------
                                      Name:  Michael F. Lawler
                                      Title: Vice President of Finance &
                                      Treasurer

                                  THE CHASE MANHATTAN BANK
                                  as Trustee

                                  By: /s/ Annette M. Marsula
                                      ------------------------------------
                                      Name:  Annette M. Marsula
                                      Title: Assistant Vice President

                                   SCHEDULE I

                            AMORTIZATION OF PRINCIPAL

SCHEDULED PAYMENT DATE                     PAYMENT                SCHEDULED PAYMENT DATE            PAYMENT
      February 1, 2006                    $  344,000                    February 1, 2018         $  5,844,000
        August 1, 2006                       344,000                      August 1, 2018            5,844,000
      February 1, 2007                       344,000                    February 1, 2019            6,532,000
        August 1, 2007                       344,000                      August 1, 2019            6,532,000
      February 1, 2008                       688,000                    February 1, 2020            6,875,000
        August 1, 2008                       688,000                      August 1, 2020            6,875,000
      February 1, 2009                     1,032,000                    February 1, 2021            7,219,000
        August 1, 2009                     1,032,000                      August 1, 2021            7,219,000
      February 1, 2010                     1,375,000                    February 1, 2022            7,563,000
        August 1, 2010                     1,375,000                      August 1, 2022            7,563,000
      February 1, 2011                     1,719,000                    February 1, 2023            8,250,000
        August 1, 2011                     1,719,000                      August 1, 2023            8,250,000
      February 1, 2012                     2,407,000                    February 1, 2024            8,594,000
        August 1, 2012                     2,407,000                      August 1, 2024            8,594,000
      February 1, 2013                     3,094,000                    February 1, 2025            8,938,000
        August 1, 2013                     3,094,000                      August 1, 2025            8,938,000
      February 1, 2014                     3,438,000                    February 1, 2026            9,282,000
        August 1, 2014                     3,438,000                      August 1, 2026            9,282,000
      February 1, 2015                     4,125,000                    February 1, 2027            9,969,000
        August 1, 2015                     4,125,000                      August 1, 2027            9,969,000
      February 1, 2016                     4,469,000                    February 1, 2028           11,688,000
        August 1, 2016                     4,469,000                      August 1, 2028           11,688,000
      February 1, 2017                     5,157,000                    February 1, 2029           12,375,000
        August 1, 2017                     5,157,000                      August 1, 2029           12,375,000
                                                                        February 1, 2030           12,358,000
                                                                                                 ============
                                                                                  Total:         $275,000,000




                                  Schedule I-1

                           Schedule II

                       ACCOUNT INFORMATION

ACCOUNT NAME                                             ACCOUNT NO.
Bond Payment Account                                     C29522
         Principal Sub-account                           C26522-B
         Interest Sub-account                            C29522-A
Construction Interest Account                            C29523
Redemption Account                                       C29521






                                 Schedule II-1

                                  SCHEDULE III

                                NOTICE ADDRESSES

The Chase Manhattan Bank
Capital Markets Fiduciary Services
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention:    Annette M. Marsula
International & Project Finance Service Delivery


Tenaska Georgia Partners, L.P.
1044 N. 115th Street
Suite 400
Omaha, Nebraska 68154-4446
Attention:    Legal Counsel





                                 Schedule III-1

                                    EXHIBIT A

                            FORM OF FACE OF SECURITY

         THIS SECURITY IS A RESTRICTED GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS HELD BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR BONDS HELD BY A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE MADE EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS RESTRICTED GLOBAL BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE PARTNERSHIP OR ITS AGENT FOR EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY IS ISSUED IN THE NAME OR NAMES AS DIRECTED IN WRITING BY DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE BEARER HEREOF, DTC, HAS AN INTEREST HEREIN.

         THE BONDS EVIDENCED BY THIS GLOBAL BOND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND SUCH BONDS OR ANY INTEREST OR PARTICIPATION THEREIN MAY NOT BE RE-OFFERED, SOLD, PLEDGED, ASSIGNED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS BOND (OR ANY PREDECESSOR OF SUCH
BOND) EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144




                                  Exhibit A-1

THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (13) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.



                                  Exhibit A-2

                         TENASKA GEORGIA PARTNERS, L.P.
                       ____% Senior Secured Bonds Due ____

                                                  CUSIP Number: _______________

Principal Amount:          $_____________

Maturity Date:             ______________

Issue Date:                ______________

Interest Rate:             ______________

Registered Holder:         ______________

         TENASKA GEORGIA PARTNERS, L.P., a Delaware limited partnership (the "Partnership", which term includes any successor or assign under the Indenture referred to below), for value received hereby promises to pay to ____________, or its registered assigns, on each Scheduled Payment Date, the principal sum corresponding to such Scheduled Payment Date set forth on the Schedule I of the Indenture multiplied by a fraction the numerator of which is the Outstanding amount of the Principal Amount set forth above and the denominator of which is the Outstanding amount of all Bonds issued under the Indenture, or on such earlier date as the entire principal hereof may become due in accordance with the provisions hereof, and to pay interest in arrears on February 1 and August 1, commencing _____________, on said principal sum at the rate of ____% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, from _____________ until payment of said principal sum has been made or duly provided for. The interest payable on any such Scheduled Payment Date will, subject to certain conditions set forth herein, be paid to the person in whose name this Bond is registered at the end of the fifteenth day next preceding each Scheduled Payment Date. Such payments shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The statements in the legend set forth above, if any, are an integral part of the terms of this Bond and by acceptance hereof the holder of this Bond agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

         REFERENCE IS MADE TO THE FURTHER PROVISIONS SET FORTH UNDER THE TERMS AND CONDITIONS OF THE BONDS ENDORSED ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.




                                  Exhibit A-3

         IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

         Dated: _________________

                                       TENASKA GEORGIA PARTNERS, L.P.

                                       By:   Tenaska Georgia, Inc., its
                                             Managing General Partner

                                       By:
                                             ------------------------------
                                             Name:
                                             Title:

         This is one of the Bonds described in the within-mentioned Indenture.


                                       THE CHASE MANHATTAN BANK,
                                       as Trustee

                                       By:
                                             ------------------------------
                                                   Authorized Officer




                                  Exhibit A-4

                                    EXHIBIT B

                      FORM OF TERMS AND CONDITIONS OF BONDS


Principal Amount:                   $_______________

Interest Rate:                      _____%

Payment Dates:                      February 1 and August 1
                                    (commencing ______________)

Minimum Denominations:              US$100,000 and integral multiples of
                                    $1,000 in excess thereof.

Other Terms:

         1. General. This Bond is one of a duty authorized issue of debt Bonds (the "Bonds") of Tenaska Georgia Partners, L.P. (the "Partnership") issued pursuant to an Indenture (the "Indenture") dated as of November 1, 1999, between the Partnership and The Chase Manhattan Bank, as Trustee. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture. The holders of the Bonds will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the corporate trust office of the Trustee in The City of New York, at the offices of the paying agents listed at the foot of this Bond and at the principal office of the Partnership set forth in Section 18 (Indentures) hereto.

         2. Payments and Paying Agencies. (a) All payments on this Bond shall be made exclusively in immediately available funds and in such coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

                  (b) The Person in whose name any Bond is registered at the close of business on any Regular Record Date with respect to any Scheduled Payment Date shall be entitled to receive the principal, premium (if any) and/or interest payable on such Scheduled Payment Date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof, subsequent to such Regular Record Date and prior to such Scheduled Payment Date; provided however, that if and to the extent there is a default in the payment of the principal, premium (if any) and/or interest due on such Scheduled Payment Date, such defaulted principal, premium if any) and/or interest shall be paid to the Persons in whose names Outstanding Bonds are registered at the close of business on a subsequent date (each such date, a "Special Record Date"), which shall not be less than five (5) days preceding the date of payment of such defaulted principal, premium, if any) and/or interest, established by a notice mailed by the Trustee to the registered owners of the Bonds in accordance with Section 14.5(b) (Notices) of the Indenture not less than fifteen (15) days prior to the Special Record Date.



                                  Exhibit B-1

                  (c) If any date for the payment of principal of, premium (if any) or interest on the Bonds is not a Business Day, such payment shall be due on the first Business Day thereafter. Any payment made on such next succeeding business day shall have the same force and effect as if made on the date on which such payment is due, and no interest shall accrue for the period after such date.

                  (d) Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

         3. Amendments and Supplements to Indenture. (a) Without Consent of Holders. The Indenture may be amended or supplemented by the Partnership and the Trustee at any time and from time to time, without the consent of the Holders by a Supplemental Indenture authorized by a resolution of the Executive Review Committee of the Partnership filed with, and in form satisfactory to, the Trustee, solely for one or more of the following purposes:

                          (i) to add additional covenants of the Partnership, to surrender any right or power herein conferred upon the Partnership or to confer upon the Holders any additional rights, remedies, benefits, powers or authorities that may lawfully be conferred;

                         (ii) to increase the assets securing the Partnership's obligations under the Indenture;

                        (iii) to provide for the issuance of Additional Bonds on the conditions set forth in Section 2.3 (Additional Bonds) of the Indenture;

                         (iv) for any purpose not inconsistent with the terms of the Indenture to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture;

                          (v) in connection with, and to reflect, any amendments to the provisions hereof required by the Rating Agencies in circumstances where confirmation of the Ratings are required under the Indenture in connection with the issuance of Additional Bonds or the taking of other actions by the Partnership; provided, however, that such amendments are not, in the judgment of the Trustee, to the prejudice of the Trustee or the Holders; or

                         (vi) to provide for the issuance of exchange Bonds as contemplated by any agreement entered into in connection with the issuance of Additional Bonds.

                  (b) With Consent of Holders. The Indenture may be amended or supplemented by the Partnership and the Trustee at any time and from time to time, with the consent of the Majority Holders, for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, the Indenture, except with respect to (a) the principal, premium (if any) or interest payable upon any Bonds, (b) the dates on which interest on or principal of any Bonds is paid, (c) the dates of maturity of any Bonds, (d) Article 9 (Supplemental Indentures) of the Indenture and (e) the grant of security interests for the benefit


                                  Exhibit B-2
of the Bonds. The matters of the Indenture described in clauses (a) through (e) of the preceding sentence may be amended or supplemented by the Partnership and the Trustee at any time and from time to time only with the consent of the One Hundred Percent Holders. Notice of any such amendment shall be given by the Partnership to any Rating Agency then maintaining a Rating for the Bonds.

         4. Replacement, Exchange and Transfer of Bonds. (a) If any Bond shall become mutilated, the Partnership shall execute, and the Trustee shall authenticate and deliver, a new Bond of like tenor, maturity and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of such mutilated Bond for cancellation, and the Partnership or the Trustee may require reasonable indemnity therefor. If any Bond shall be reported lost, stolen or destroyed evidence as to the ownership and the loss, theft or destruction thereof shall be submitted to the Trustee. It such evidence shall be satisfactory to both the Trustee and the Partnership and indemnity satisfactory to both shall be given, the Partnership shall execute, and thereupon the Trustee shall authenticate and deliver, a new Bond of like tenor, maturity and denomination. The cost of providing any substitute Bond under the provisions of
Section 2.10 (Mutilated, Destroyed, Lost or Stolen Bonds) of the Indenture shall be borne by the Holder for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Partnership may, with the consent of the Trustee, pay to the Holder thereof the principal amount of such Bond upon the maturity thereof and compliance with the aforesaid conditions by such Holder, without the issuance (of a substitute Bond therefor, and likewise pay to the Holder the amount of the unpaid interest, if any, which would have been paid on a substitute Bond had one been issued.

                  (b) Every substitute Bond issued pursuant to Section 2.10 (Mutilated, Destroyed, Lost or Stolen Bonds) of the Indenture shall constitute an additional contractual obligation of the Partnership, whether or not the Bond alleged to have been mutilated, destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Bonds duly issued hereunder.

                  (c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by Applicable Law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights and remedies with respect thereto

         5. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the holder hereof are subject to such immunities and rights.

         6. Paying Agents; Transfer Agents; Registrars. The Partnership has initially appointed the Trustee as paving agent, transfer agents and registrar. The Partnership may, subject to the terms of the Indenture, at any time appoint additional or other paving agents, transfer agents and registrars and terminate the appointment thereof, provided, that while the Bonds are Outstanding the Partnership will maintain offices or agencies for payment of principal of and interest on this Bond as herein provided in the Borough of Manhattan, The City of New York. Notice of any such termination or appointment and of any change in the office through



                                  Exhibit B-3
which any paying agent, transfer agent or registrar will act will be promptly given in the manner described in Section 8 (Notices) hereof.

         7. Enforcement. (a) Subject to the provisions of Article 7 (Events of Default; Remedies) of the Indenture, a Holder shall not have the right to Institute any suit, action or proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

                          (i) such Holder shall have previously given written notice to the Trustee a continuing Event of Default;

                         (ii) Holders representing the percentage of aggregate principal amount of Outstanding Bonds needed to initiate the exercise of remedies shall have requested the Trustee in writing to institute such suit, action or proceeding;

                        (iii) the Trustee shall have refused or neglected to institute any such suit, action or proceeding for sixty (60) days after receipt of such notice by the Trustee; and

                         (iv) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Majority Holders.

         (b) It is understood and intended that one or more of the Holders shall not have any right in any manner whatsoever hereunder or under the Bonds to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of the Indenture on any property subject thereto or the rights of any other Holders, (ii) obtain or seek to obtain priority or preference over any other Holders or (iii) enforce any right under the Indenture, except in the manner provided herein or in the Indenture and for the equal, ratable and common benefit of all or the Holders.

         8. Notices. Notices shall be mailed to Holders at their registered addresses. Notice sent by first class mail, postage prepaid, shall be deemed to have been given on the date of such mailing. In addition, the Partnership will cause all such other publications of such notices as may be required from time to time by Applicable Law.

         9. Redemption at the Option of the Partnership. The Bonds are, under certain conditions, subject to redemption at the option of the Partnership as set forth in Section 3.1 (Redemption at the Option of the Partnership or the Holders) of the Indenture.

         10. Redemption at the Option of the Holders. The Bonds are, under certain conditions, subject to redemption at the option of the Holders as set forth in Section 3.1 (Redemption at the Option of the Partnership or the Holders) of the Indenture.

         11. Mandatory Redemption. The Bonds are subject to mandatory redemption under certain circumstances as set forth in Section 3.2 (Mandatory Redemption) of the Indenture.

         12. Authentication. This Bond shall not be valid for any purpose until an Authorized Representative of the Trustee manually signs the certificate of authentication hereon substantially in the form set forth in Exhibit A to the Indenture.



                                  Exhibit B-4

         13. Governing Law. This Bond is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

         14. Warranty by Issuer. Subject to Section 12 (Authentication) hereof, the Partnership hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Bond, and to constitute the same a legal, valid and binding obligation of the Partnership enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with all Applicable Laws.

         15. Trustee Dealings with the Partnership. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with and collect obligations owed to it by the Partnership or its Affiliates and may otherwise deal with the Partnership or its Affiliates with the same rights it would have it if were not Trustee.

         16. No Recourse Against Others. A director, officer, employee, partner, affiliate, agent, servant or stockholder, as such, of the Partnership or the Trustee shall not have any liability for any obligations of the Partnership under the Bonds or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Bond, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bonds.

         17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP numbers to be printed on the Bonds and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Bond holders. No representation made as to the accuracy of such numbers either as printed on the Bonds or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         18. Indentures. The Partnership will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Tenaska Georgia Partners, L.P., 1044 North 115 Street, Suite 400, Omaha, Nebraska 68154, Attention: Managing General Partner.

         19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (Tenants in Common), TEN ENT (Tenants by the Entireties), JT TEN (Joint Tenants with Rights of Survivorship and not as Tenants in Common), CUST (Custodian), and U/G/M/A (Uniform Gift to Minors Act).

         20. Descriptive Headings. The descriptive headings appearing in these Terms and Conditions are for convenience of reference only and shall not alter, limit or define the provisions thereof.



                                  Exhibit B-5

                                    EXHIBIT C

                                FORM OF TRANSFER

             FOR VALUE RECEIVED, the undersigned hereby transfers to

           -----------------------------------------------------------

           -----------------------------------------------------------
                     (PRINT NAME AND ADDRESS OF TRANSFEREE)


         U.S. $__________principal amount of this Bond and all rights with respect thereto, and irrevocably constitutes and appoints
______________________as attorney to transfer this Bond on the books kept for registration thereof, with full power of substitution.

Dated:
        --------------------------------     --------------------------------


Signed:
        --------------------------------

Note:

                          (i) The signature on this transfer form must correspond to the name as it appears on the face of this Bond.

                         (ii) A representative of the Holder should state the capacity in which he or she signs (e.g., executor).

                        (iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall he certified by a bank which is a member of the Medallion Program or in such other manner as the Paying Agent, acting in its capacity as transfer agent or the Trustee, acting in its capacity as Registrar, may require.





                                  Exhibit C-1

                                    EXHIBIT D

                       FORM OF TRANSFER RESTRICTION LEGEND



                         THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
                  UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT
                  (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
                  (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.




                                  Exhibit D-1

                                    EXHIBIT E

                     FORM OF RULE 144A TRANSFER CERTIFICATE
                                     [Date]
[Name of Registrar]
[Address of Registrar]


Ladies and Gentlemen:


         Reference is hereby made to the Indenture, dated as of November 1, 1999, between Tenaska Georgia Partners, L.P., as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Rule 144A, as the case may be.

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(f) (Transfers and Exchanges of the Restricted Global Bond and Beneficial Interests Therein):

         This certificate relates to US$ 275,000,000 principal amount of Bonds which are held in the form of a beneficial interest in the Restricted Global Bond (CUSIP No. ______________ ) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for one or more Certificated Bonds to be registered in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(e) (Transfers and Exchanges of the Restricted Global Bond and Beneficial Interests Therein):

         This certificate relates to US$ 275,000,000 principal amount of Bonds which are held in the form of a beneficial interest in the Regulation S Global Bond (CUSIP No. ______________ ) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Restricted Global Bond to be registered in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.3(c) transfers and Exchanges of Certificated Bonds):

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of one or more Certificated Bonds registered in the name of [insert name of transferor (the "Transferor"). The Transferor has requested a transfer of such Certificated Bonds for a beneficial interest in the Restricted Global Bond (CUSIP No. _____________ ) to be held [with the Depositary in the name of [insert name of Transferee] (the "Transferee").]

         In connection with such request for transfer and in respect of such Bonds, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and the Bonds and pursuant to and in accordance with Rule 144A, and accordingly the Transferor does hereby certify:



                                  Exhibit E-1

                  (1) the Transferee is a person that the Transferor and any person acting on behalf of the Transferor reasonably believe is purchasing such Bonds for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion, and the Transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A;

                  (2) the Transferor and any person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor may be relying on Rule 144A in connection with the transaction; and

                  (3) the transaction satisfies all other requirements of Rule 144A and of any applicable Bonds laws of any state of the United States or any other jurisdiction.

         You and the Partnership are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       [Name of Transferor]

                                       By:
                                            Name:
                                            Title:




                                  Exhibit E-2

                                    EXHIBIT F

                     FORM OF RULE 144A EXCHANGE CERTIFICATE


                                     [Date]


[Name of Registrar]
[Address of Registrar]


Ladies and Gentlemen:


         Reference is hereby made to the Indenture, dated as of November 1, 1999, between Tenaska Georgia Partners, L.P., as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Rule 144A, as the case may be.

         This certificate relates to US$ __________ principal amount of Bonds which are held in the form of Certificated Bonds in the name of [insert name of holder] (the "Holder"). The Holder has requested an exchange of such Certificated Bonds for a beneficial interest in the Restricted Global Bond (CUSIP No. _____________ ) to be held with the Depositary in the name of the Holder.

         In connection with such request for exchange and in respect of such Bonds, the Holder does hereby certify that it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

         You and the Partnership are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                      [Name of Transferor]


                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:





                                  Exhibit F-1

                                    EXHIBIT G

                    FORM OF REGULATION S TRANSFER CERTIFICATE

                                     [date]
[Name of Registrar]
[Address of Registrar]


Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of November 1, 1999 between Tenaska Georgia Partners, L.P., as Issuer and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Regulation S, as the case may be.

[Insert the following paragraph for any transfer made pursuant to Section [2.7.2(c)] [2.7.2(d)] (Transfers and Exchanges of Global Bonds and Beneficial Interests Therein):

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of a beneficial interest in the Restricted Global Bond (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in the Regulation S Global Bond (CUSIP No.__________) to be held [[include the following for any transfer made pursuant to Section 2.7.2(c)]with [Euroclear] [Cedel] (Common Code No.__________)] through the Depositary in the name of [insert name of transferee] (the "Transferee").]

[(Insert the following paragraph for any transfer made pursuant to Section 2.7.3(c) (Transfers and Exchanges of Certificated Bonds):

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of one or more Certificated Bonds registered in the name of [insert name of transferor) (the "Transferor"). The Transferor has requested a transfer of such Certificated Bonds for a beneficial interest in the Regulation S Global Bond (CUSIP No.__________) to be held [with [Euroclear] [Cedel]] through the Depositary in the name of [insert name of transferee] (the "Transferee").]

         In connection with such request for transfer and in respect of such Bonds, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and the Bonds and pursuant to and in accordance with Regulation S, and accordingly the Transferor does hereby certify:

                  (1) the offer of such Bonds was not made to a person in the United States;

                  (2) either (a) at the time the buy order for such Bonds was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States or (b) the transaction was executed in, or through the facilities of, a designated offshore securities market and neither the Transferor nor any person acting on its behalf knew that the transaction was pre-arranged with a buyer in the United States,

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or 904(b) of the Securities Act, as applicable, and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

[Add the following for transfers made during the Regulation S Restricted Period:

         In addition, (A) if the provisions of Rule 903(c)(3) or Rule 904(c)(1) of the Securities Act are applicable to the transaction, the Transferor hereby certifies that the transfer is being made in accordance with the requirements of Rule 903(c)(3) or Rule 904(c)(1), as the case may be, and (B) upon completion of the transaction, the Transferee will hold the transferred beneficial interest through Euroclear or Cedel.]

         You and the Partnership are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                     [Name of Transferor]


                                      By:
                                           Name:
                                           Title:

                                    EXHIBIT H

                      FORM OF RULE 144 TRANSFER CERTIFICATE

                                     [date]
[Name of Registrar]
[Address of Registrar]



Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of November 1, 1999 between Tenaska Georgia Partners, L.P., as issuer and The Chase Manhattan Bank as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Rule 144, as the case may be.

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(c) (Transfers and Exchanges of Global Bonds and Beneficial Interests Therein):

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of a beneficial interest in the Restricted Global Bond (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in the Regulation S Global Bond (CUSIP No.__________) to be held with the Depositary in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(f) (Transfers and Exchanges of Global Bonds and Beneficial Interests Therein):

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of a beneficial interest in the Restricted Global Bond (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for one or more Certificated Bonds to be registered in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(g) (Transfers and Exchanges of Global Bonds and Beneficial Interests Therein):

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of a beneficial interest in the Regulation S Global Bond (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for one or more Certificated Bonds to be registered in the name of [insert name of transferee] (the "Transferee").]

         In connection with such request for transfer and in respect of such Bonds, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Bonds, and that the Bonds are being transferred in a transaction permitted by Rule 144 under the Securities Act.

         You and the Partnership are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby,


                                    [Name of Transferor]


                                    By:
                                         Name:
                                         Title:

                                    EXHIBIT I

                FORM OF ACCREDITED INVESTOR TRANSFER CERTIFICATE

                                     [date]
[Name of Registrar]
[Address of Registrar]


Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of November 1, 1999 between Tenaska Georgia Partners, L.P., as Issuer and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Regulation D, as the case may be.

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(f) (Transfers and Exchanges of Global Bonds and Beneficial Interests Therein):

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of a beneficial interest in the Restricted Global Bond (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in one or more Certificated Bonds (CUSIP No.__________) to be held with the Depositary in the name of [insert name of transferee] (the "Transferee"].

[Insert the following paragraph for any transfer made pursuant to Section 2.7.2(g) (Transfers and Exchanges of Global Bonds and Beneficial Interests Therein):

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of a beneficial interest in the Regulation S Global Bond (CUSIP No.__________) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for one or more Certificated Bonds to be registered in the name of [insert name of transferee] (the "Transferee").]

[Insert the following paragraph for any transfer made pursuant to Section 2.7.3(a) (Transfers and Exchanges of Global Bonds and Beneficial Interests Therein):

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of one or more Certificated Bonds registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Certificated Bonds for one or more Certificated Bonds to be registered in the name of [insert name of transferee] (the "Transferee").]

         The undersigned represents and warrants to you that:

                  (1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1). (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended from time to time (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Bonds not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Bonds and invest in or purchase securities similar to the Bonds in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our investment.

                  (2) We understand and acknowledge that the Bonds have not been registered under the Securities Act or any other applicable securities law and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Bonds to offer, sell or otherwise transfer such Bonds prior to the date which is two (2) years after the later of the date of original issue and the last date on which the Partnership or any Affiliate of the Partnership was the owner of such Bonds (or any predecessor thereto) (such later date, the "Resale Restriction Termination Date") only (a) if we are initial investors in the Bonds, (i) to the Partnership, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) in a transaction complying with the requirements of Rule 144A under the Securities AM to a Person we reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside of the United States within the meaning of Regulation S under the Securities Act, or (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), and (b) if we are subsequent investors in the Bonds, (i) as set forth in clause (a) immediately above and (ii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2) (3) or (7) of Regulation D under the Securities Act that is purchasing the Bonds for its own account or for the account of such an institutional "accredited investor", in each case, in a transaction involving a minimum purchase price of US$250,000 for such Bonds, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Bonds is proposed to be made pursuant to clause
         (b)(ii) immediately above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Partnership and the Trustee a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501
         (a)(l), (2), (3) or (7) of Regulation D under the Securities Act and that it is acquiring such Bonds for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Partnership and the Trustee reserve the right prior to any offer, sale or other transfer of the Bonds pursuant to clause (a)(iv), (a)(v) or (b)(ii) immediately above prior to the

         Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Partnership and the Trustee.

                  (3) We are acquiring the Bonds purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

         You and the Partnership are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                      [Name of Transferee]


                                      By:
                                           Name:
                                           Title:

                                    EXHIBIT J

                    FORM OF REGULATION S EXCHANGE CERTIFICATE

                                     [date]
[Name of Registrar]
[Address of Registrar]


Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of November 1, 1999, between Tenaska Georgia Partners, L.P., as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Regulation S, as the case may be.

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of Certificated Bonds in the name of [insert name of holder] (the "Holder"). The Holder has requested an exchange of such Certificated Bonds for a beneficial interest in the Regulation S Global Bond (CUSIP No.__________) to be held with [[Euroclear] [Cedel] through] the Depositary in the name of the Holder.

         In connection with such request for exchange and in respect of such Bonds, the Holder does hereby certify that it acquired such Bonds in accordance with the transfer restrictions set forth in the Indenture and the Bonds and pursuant to and in accordance with Regulation S under the Securities Act.

         You and the Partnership are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                      [Name of Transferor]


                                      By:
                                           Name:
                                           Title:

                                    EXHIBIT K

                FORM OF ACCREDITED INVESTOR EXCHANGE CERTIFICATE

                                     [date]

[Name of Registrar]
[Address of Registrar]


Ladies and Gentlemen:

         Reference is hereby made to the Indenture, dated as of November 1, 1999 between Tenaska Georgia Partners, L.P., as Issuer, and The Chase Manhattan Bank, as Trustee. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture or Regulation D, as the case may be.

         This certificate relates to US$__________ principal amount of Bonds which are held in the form of Certificated Bonds in the name of [insert name of holder] (the "Holder"). The Holder has requested an exchange of such Certificated Bonds for a beneficial interest in the IAI Global Bond (CUSIP No. ___) to be held with the Depositary in the name of the Holder.

         In connection with such request for exchange and in respect of such Bonds, the Holder does hereby certify that it is an institutional "accredited investor" (as defined in Rule 50l(a)(1), (2), (3) or (7) of Regulation D.

         You and the Partnership are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                      [Name of Transferor]


                                      By:
                                           Name:
                                           Title:



                                  Exhibit H-1